                                                                  Exhibit 2f.2g


                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                          ALLIED CAPITAL CORPORATION,
                                    Borrower

                             BANK OF AMERICA, N.A.,
                              Administrative Agent

                        BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager

                           FIRST UNION NATIONAL BANK,
                               Syndication Agent

                              FLEET NATIONAL BANK,
                              Documentation Agent

                                RIGGS BANK N.A.,
                                 Managing Agent

                        CREDIT LYONNAIS NEW YORK BRANCH,
                          BRANCH BANKING & TRUST CO.,
                           CHEVY CHASE BANK, F.S.B.,
                                      and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                   Co-Agents

                                      and

                           THE LENDERS NAMED HEREIN,
                                    Lenders

                               UP TO $600,000,000

                           DATED AS OF AUGUST 3, 2001

                                 TABLE OF CONTENTS

                                                                                                          Page

SECTION 1    DEFINITIONS AND TERMS ..........................................................................  1
             1.1         Definitions ........................................................................  1
             1.2         General; References to Times ....................................................... 17
             1.3         Accounting Principles .............................................................. 17

SECTION 2    CREDIT FACILITY ................................................................................ 17
             2.1         Loans .............................................................................. 17
             2.2         Swing Line Subfacility ............................................................. 18
             2.3         LC Subfacility ..................................................................... 19
             2.4         Borrowing Procedures ............................................................... 23
             2.5         Rates and Payment of Interest on Loans ............................................. 24
             2.6         Number of Interest Periods ......................................................... 24
             2.7         Repayment of Loans ................................................................. 25
             2.8         Prepayments ........................................................................ 25
             2.9         Continuation ....................................................................... 25
             2.10        Conversion ......................................................................... 26
             2.11        Loan Accounts, Notes ............................................................... 26
             2.12        Reductions of the Commitments; Option to Extend the Commitments .................... 26
             2.13        Increases of Commitments ........................................................... 27

SECTION 3    PAYMENTS, FEES AND OTHER GENERAL PROVISIONS .................................................... 27
             3.1         Payments ........................................................................... 27
             3.2         Pro Rata Treatment ................................................................. 28
             3.3         Sharing of Payments, Etc ........................................................... 28
             3.4         Offset ............................................................................. 29
             3.5         Booking Borrowings ................................................................. 29
             3.6         Several Obligations ................................................................ 29
             3.7         Minimum Amounts .................................................................... 29
             3.8         Fees ............................................................................... 29
             3.9         Computations ....................................................................... 30
             3.10        Maximum Rate ....................................................................... 30
             3.11        Interest Recapture ................................................................. 30
             3.12        Agreement Regarding Interest and Charges ........................................... 31
             3.13        Defaulting Lenders ................................................................. 31

SECTION 4    YIELD PROTECTION, ETC .......................................................................... 32
             4.1         Increased Cost and Reduced Return .................................................. 32
             4.2         Limitation on Types of Loans ....................................................... 33
             4.3         Illegality ......................................................................... 34
             4.4         Treatment of Affected Loans ........................................................ 34
             4.5         Compensation ....................................................................... 35
             4.6         Taxes .............................................................................. 35
             4.7         Removal of Lenders ................................................................. 37


                                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECTION 5    CONDITIONS PRECEDENT .......................................................................  37
             5.1        Initial Conditions Precedent ....................................................  37
             5.2        Conditions Precedent to All Loans ...............................................  39

SECTION 6    REPRESENTATIONS AND WARRANTIES .............................................................  40
             6.1        Representations and Warranties . ................................................  40
             6.2        Survival of Representations and Warranties, Etc .................................  44

SECTION 7    AFFIRMATIVE COVENANTS . ....................................................................  45
             7.1        Preservation of Existence and Similar Matters ...................................  45
             7.2        Compliance with Applicable Law and Material Contracts ...........................  45
             7.3        Maintenance of Property .........................................................  45
             7.4        Conduct of Business .............................................................  45
             7.5        Insurance .......................................................................  45
             7.6        Payment of Taxes and Claims .....................................................  45
             7.7        Visits and Inspections ..........................................................  45
             7.8        Use of Proceeds .................................................................  46
             7.9        Environmental Matters ...........................................................  46
             7.10       Books and Records ...............................................................  46
             7.11       Status of RIC and BDC ...........................................................  46
             7.12       ERISA Exemptions ................................................................  46
             7.13       Further Assurances ..............................................................  46

SECTION 8    INFORMATION ................................................................................  47
             8.1        Quarterly Financial Statements ..................................................  47
             8.2        Year-End Statements .............................................................  47
             8.3        Compliance Certificate; Asset Reports ...........................................  47
             8.4        Other Information ...............................................................  48

SECTION 9    NEGATIVE COVENANTS .........................................................................  50
             9.1        Financial Covenants .............................................................  50
             9.2        Interest Rate Agreements ........................................................  50
             9.3        Liens; Agreements Regarding Liens; Other Matters ................................  50
             9.4        Distributions to Shareholders ...................................................  51
             9.5        Merger, Consolidation and Sales of Assets .......................................  51
             9.6        Fiscal Year .....................................................................  52
             9.7        Modifications to Material Contracts .............................................  52
             9.8        Transactions with Affiliates ....................................................  53
             9.9        Subsidiary Senior Note Guaranty .................................................  53
             9.10       Employee Benefit Plans ..........................................................  53
             9.11       Payment of Obligation ...........................................................  53

SECTION 10   DEFAULT ....................................................................................  53
             10.1       Events of Default ...............................................................  53
             10.2       Remedies Upon Event of Default ..................................................  56
             10.3       Remedies Upon Certain Defaults ..................................................  57
             10.4       Allocation of Proceeds ..........................................................  58


                              (ii)  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

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              10.5        Performance by Administrative Agent ........................................... 58
              10.6        Rights Cumulative ............................................................. 59
              10.7        Company Waivers ............................................................... 59
              10.8        Delegation of Duties and Rights ............................................... 59
              10.9        Not in Control ................................................................ 59
              10.10       Course of Dealing ............................................................. 59
              10.11       Cumulative Rights ............................................................. 59

SECTION 11    AGREEMENT AMONG LENDERS ................................................................... 60
              11.1        Appointment, Powers, and Immunities ........................................... 60
              11.2        Reliance by Administrative Agent .............................................. 60
              11.3        Defaults ...................................................................... 60
              11.4        Rights as Lender .............................................................. 61
              11.5        LC Issuer ..................................................................... 61
              11.6        Indemnification ............................................................... 61
              11.7        Non-Reliance on Administrative Agent and Other Lenders ........................ 62
              11.8        Resignation of Administrative Agent ........................................... 62
              11.9        Relationship of Lenders ....................................................... 62
              11.10       Benefits of Agreement ......................................................... 62
              11.11       Obligations Several ........................................................... 62
              11.12       Agents ........................................................................ 63

SECTION 12    MISCELLANEOUS ............................................................................. 63
              12.1        Notices ....................................................................... 63
              12.2        Expenses ...................................................................... 63
              12.3        Jurisdiction; Consent to Service of Process; Waiver of Jury Trial ............. 64
              12.4        Successors and Assigns ........................................................ 65
              12.5        Amendments .................................................................... 67
              12.6        Nonliability of Agent and Lenders ............................................. 67
              12.7        Confidentiality ............................................................... 67
              12.8        INDEMNIFICATION ............................................................... 68
              12.9        Severability of Provisions .................................................... 69
              12.10       Governing Law ................................................................. 69
              12.11       Counterparts .................................................................. 69
              12.12       Entirety ...................................................................... 69
              12.13       Construction .................................................................. 69
              12.14       Discharge Only Upon Payment in Full; Reinstatement in
                          Certain Circumstances ......................................................... 69
              12.15       Restatement of Existing Agreement ............................................. 70

                             (iii)  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             SCHEDULES AND EXHIBITS

SCHEDULE 2         -     Lenders and Commitments
SCHEDULE 6.1(a)    -     Qualification
SCHEDULE 6.1(b)    -     Ownership Structure
SCHEDULE 6.1(g)    -     Indebtedness
SCHEDULE 6.1(h)    -     Material Contracts

EXHIBIT A          -     Form of Assignment and Acceptance Agreement
EXHIBIT B-1        -     Form of Notice of Borrowing
EXHIBIT B-2        -     Form of LC Request
EXHIBIT C          -     Form of Notice of Continuation
EXHIBIT D          -     Form of Notice of Conversion
EXHIBIT E-1        -     Form of Second Amended and Restated Revolving Note
EXHIBIT E-2        -     Form of Second Amended and Restated Swing Line Note
EXHIBIT F          -     Form of Opinion of Counsel
EXHIBIT G          -     Form of Compliance Certificate

                              (iv)  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 3, 2001, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland ( "BORROWER"), certain Lenders (hereinafter defined), certain Agents (hereinafter defined), and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders (hereinafter defined).

                                    RECITALS

            A. Borrower has entered into the Amended and Restated Credit Agreement dated as of May 17, 2000, as amended by that certain Amendment and Consent Agreement dated as of December 11, 2000 (the "EXISTING AGREEMENT") with Bank of America, N.A. (in its capacity as "ADMINISTRATIVE AGENT" thereunder and as Lender) and certain other Lenders party thereto (together with Bank of America, N.A., the "EXISTING LENDERS"), providing for, among other things, a revolving credit facility of up to $500,000,000.

            B. Subject to the terms and conditions set forth below, Borrower and Lenders desire to entirely amend, modify, and restate the Existing Agreement.

            C. The amendment and restatement of the Existing Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and obligations under the Existing Agreement, which indebtedness and obligations under the Existing Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

            In consideration of the foregoing and the mutual covenants contained herein, Borrower, Bank of America, N.A. (in its capacity as Administrative Agent under this Agreement and the Existing Agreement), and Lenders agree that, effective upon the Effective Date, the Existing Agreement is amended and restated in its entirety as follows:

SECTION 1 DEFINITIONS AND TERMS.

            1.1 DEFINITIONS . As used herein:

            "ADJUSTED EBIT" means, for any period with respect to Borrower and its Consolidated Subsidiaries, income after deduction of all expenses and other proper charges other than taxes and Interest Expense, all as determined in accordance with GAAP.

            "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

            "ADMINISTRATIVE AGENT" means Bank of America, N.A., and its permitted successors or assigns as "Administrative Agent" for the Lenders under this Agreement.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "AFFECTED LENDER" has the meaning given that term in SECTION 4.7.

            "AFFILIATE" means, as to any Person, any other Person: (a) directly or indirectly controlling, controlled by, or under common control with such Person; (b) directly or indirectly owning or holding 5.0% or more of any equity interest in such Person; or (c) 5.0% or more of whose voting stock or other equity interest is directly or indirectly owned or held by such Person. For purposes of this definition, (x) "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise, other than by investment advisory contracts entered into in the ordinary course of business of Borrower or a Subsidiary of Borrower, and (y) neither Administrative Agent nor any Lender shall be deemed to be an "Affiliate" of Borrower.

            "AGENTS" means, collectively, Syndication Agent, Documentation Agent, Managing Agent, and Co-Agents.

            "AGREEMENT" means this Second Amended and Restated Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

            "AGREEMENT DATE" means the date as of which this Agreement is dated.

            "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations, and orders of all governmental bodies and all orders and decrees of all courts, tribunals, and arbitrators.

            "APPROVED FUND" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ARRANGER" means Banc of America Securities LLC and its successors and assignees in its capacity as "Lead Arranger."

            "ASSET COVERAGE RATIO" shall mean, on a consolidated basis for Borrower and its Consolidated Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by senior securities (all as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to Borrower thereunder), bears to the aggregate amount of senior securities representing indebtedness of Borrower and its Consolidated Subsidiaries.

            "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Eligible Assignee, and Administrative Agent, substantially in the form of EXHIBIT A or such other form as may be agreed to by such Lender, such Eligible Assignee, and Administrative Agent.

            "BANK OF AMERICA" means Bank of America, N.A. and its permitted successors and assigns.

            "BASE RATE" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return,

                                 2  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BOOK VALUE" means, at any date of determination with respect to any asset, the value thereof as the same would be reflected on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at such time in accordance with GAAP.

            "BORROWER" is defined in the preamble to this Agreement and includes any permitted successors of Borrower.

            "BUSINESS DAY" means (a) any day other than a Saturday, Sunday, or other day on which banks in New York City, New York are authorized or required to close and (b) in addition to the foregoing, with reference to a Eurodollar Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market and commercial banks are open for international business in London.

            "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

            "CO-AGENTS" means, collectively, Credit Lyonnais New York Branch, Branch Banking & Trust Co., Chevy Chase Bank, F.S.B., and Deutsche Bank AG, New York Branch and their respective permitted successors or assigns as "Co-Agents" under this Agreement.

            "COMMERCIAL MORTGAGE LOAN" means a loan secured by a Lien on improved real estate used for commercial purposes.

            "COMMITMENT" means, as to each Lender (other than LC Issuer or Swing Line Lender), such Lender's obligation to make Loans pursuant to SECTION 2.1 (or purchase participations in Swing Line Loans pursuant to SECTION 2.2(c) or in LCs pursuant to SECTION 2.3(b)) in an amount up to, but not exceeding, the amount set forth for such Lender on SCHEDULE 2 as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced or increased from time to time pursuant to SECTIONS 2.12 and 2.13 or as appropriate to reflect any assignments to or by such Lender effected in accordance with SECTION 12.4.

            "COMMITMENT PERCENTAGE" means, as to each Lender (other than LC Issuer or Swing Line Lender), the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum

                                 3  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
of the aggregate amount of the Commitments of all Lenders (other than LC Issuer and Swing Line Lender) hereunder; provided, however, that if at the time of determination, the Commitments have terminated or been reduced to zero, the "COMMITMENT PERCENTAGE" of each such Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

            "COMMITMENT USAGE" means, at the time of any determination thereof, the sum of (a) the Principal Debt plus, without duplication, (b) the LC Exposure.

            "COMPLIANCE CERTIFICATE" means a certificate signed by the chief financial officer of Borrower, substantially in the form of EXHIBIT G.

            "CONSOLIDATED DEBT" shall mean as of the date of any determination thereof, the aggregate unpaid amount of all Debt of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED SHAREHOLDERS' EQUITY," as of the date of determination thereof, shall mean the total shareholders' equity of Borrower and its Consolidated Subsidiaries as the same would appear on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP, including, in any case, common stock of Borrower (valued at cost) held in the Allied Capital Corporation Deferred Compensation Trust and Permitted Preferred Stock of Borrower and its Consolidated Subsidiaries, but excluding any stock, common or preferred, not both issued and outstanding.

            "CONSOLIDATED SUBSIDIARIES" shall mean any Subsidiary which is required to be consolidated on financial statements of Borrower prepared in accordance with GAAP.

            "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend, or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. "Contingent Obligations" shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse, or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase, or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation, or to maintain the solvency, financial condition, or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed. The amount of any Contingent Obligation outstanding under CLAUSE (c) shall be determined in accordance with the definition of Interest Rate Agreement. The amount of any Contingent Obligation outstanding under CLAUSE (d) shall be the net amount determined in good faith by Administrative

                                 4  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Agent using any convention or method used by Administrative Agent in quantifying its own exposure under such agreements or arrangements.

            "CONTINUE," "CONTINUATION," and "CONTINUED" each refers to the continuation of a Eurodollar Loan from one Interest Period to another Interest Period pursuant to SECTION 2.9.

            "CONTINUING LENDERS" has the meaning given that term in SECTION
12.15.

            "CONVERT," "CONVERSION," and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to SECTION 2.10.

            "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan (except the payment by LC Issuer of drafts under LCs), (b) the Conversion of a Loan, or (c) the issuance of any LC.

            "CREDIT RATING" means, at any time as to any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

            "DEBT" means, with respect to any Person, without duplication,

                        (a) its liabilities for borrowed money and under
            repurchase agreements;

                        (b) its liabilities for the deferred purchase price of
            property acquired by such Person (excluding accounts payable arising in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                        (c) its Capitalized Lease Obligations;

                        (d) all liabilities for borrowed money secured by any
            Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                        (e) all reimbursement obligations of such Person under
            any letters of credit or acceptances (whether or not the same have been presented for payment), and all obligations of such Person as the issuer of any letters of credit or acceptances (whether or not the same have been presented for payment); and

                        (f) any Contingent Obligation of such Person with
            respect to liabilities of a type described in any of CLAUSES (a) through (e) hereof.

"Debt" of any Person shall include all obligations of such Person of the character described in CLAUSES (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "DEFAULT" means any of the events specified in SECTION 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

                                 5  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "DEFAULTING LENDER" has the meaning given that term in SECTION 3.13.

            "DOCUMENTATION AGENT" means Fleet National Bank and its permitted successors or assigns as "Documentation Agent" under this Agreement.

            "DOLLARS" or "$" means the lawful currency of the United States of America.

            "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in SECTION 5.1 shall have been satisfied or waived, but (c) must be, if at all, a Business Day occurring no later than August 3, 2001.

            "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of any Lender; (iii) an Approved Fund; and (iv) any other Person approved by Administrative Agent and (unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 12.4) Borrower, such approval not to be unreasonably withheld or delayed by Borrower or Administrative Agent and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

            "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal, or clean-up of Hazardous Materials, including, without limitation, the following: Clean Air Act, 42 U.S.C. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. 4321 et seq.; regulations of the Environmental Protection Agency, and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

            "EQUITY ISSUANCE" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options, or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

            "ERISA GROUP" means Borrower, any Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Eurodollar Rate.

            "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor:

                        (a) the rate per annum (rounded upwards, if necessary,
            to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page

                                 6  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
            of the Telerate screen (and any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

                        (b) if for any reason the rate in the preceding CLAUSE
            (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate that appears on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

                        (c) if the rates referenced in the preceding CLAUSES (a)
            and (b) are not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued, or converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

            "EVENT OF DEFAULT" means any of the events specified in SECTION 10.1, provided that, any requirement for notice or lapse of time or any other condition has been satisfied.

            "EXCHANGE ACT" has the meaning given that term in SECTION 10.1(m).

            "EXISTING AGREEMENT" is defined in the Recitals to this Agreement.

            "EXISTING LENDERS" is defined in the Recitals to this Agreement.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

            "FEES" means the fees and commissions provided for or referred to in
SECTION 3.8 and any other fees payable by Borrower to Administrative Agent, any other Agent, LC Issuer, Swing Line Lender, or any Lender hereunder or under any other Loan Document.

            "FORECLOSURE PROPERTY" means assets acquired by foreclosure (or sale in lieu of foreclosure) of any Investment (other than Investments in a Consolidated Subsidiary) of Borrower or any of its Subsidiaries.

                                 7  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means, subject to SECTION 1.3, accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions, and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

            "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

            "GOVERNMENTAL AUTHORITY" means any national, state, or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public, or statutory instrumentality, authority, body, agency, bureau, or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, or the Federal Reserve Board, any central bank, or any comparable authority) or any arbitrator with authority to bind a party at law.

            "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, or synthetic gas and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

            "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes, or similar instruments, (iii) consisting of repurchase agreements, whether on a recourse or a non-recourse basis, or (iv) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments, or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment), and all obligations of such Person as the issuer of any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has guaranteed or which is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

            "INTELLECTUAL PROPERTY" has the meaning given that term in SECTION 6.1(r).

                                 8  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "INTERCREDITOR AGREEMENT" means an intercreditor agreement pursuant to which the Lenders and the holders of any other Debt of Borrower have agreed to share payments made by any Consolidated Subsidiary under a Subsidiary Bank Guaranty, a Subsidiary Senior Note Guaranty, or any other guaranty of any Debt of Borrower on an equal and ratable basis.

            "INTEREST EXPENSE" means, with respect to a Person and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable.

            "INTEREST PERIOD" means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the date 7 or 14 days thereafter (solely with respect to Eurodollar Loans made during the thirty
(30) calendar day period immediately following the Effective Date) or on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as Borrower may select in a Notice of Borrowing, Notice of Continuation, or Notice of Conversion, as the case may be, except that each Interest Period for a Eurodollar Loan (other than a 7 or 14 day Interest Period) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date, (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, except in the case of a 7 or 14 day Interest Period, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), and (iii) notwithstanding the immediately preceding CLAUSE (I), no Interest Period for any Eurodollar Loan shall have a duration of less than one month (other than a 7 or 14 day Interest Period), and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates. For the purposes of this Agreement, the amount of any obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if such Interest Rate Agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

            "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness, or other security issued by any other Person; (b) any loan, advance, or extension of credit to, or contribution (in the form of money or goods) to the capital of, or the acquisition of a sale leaseback asset from and the lease thereof to, any other Person; (c) any guaranty of the Indebtedness of any

                                 9  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

            "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency.

            "LC" means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, LC Issuer, and the beneficiary thereof at the time of issuance thereof pursuant to the terms and conditions of SECTION 2.3 hereof.

            "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to LC Issuer for an LC for its own account.

            "LC COMMITMENT" means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $10,000,000.

            "LC EXPOSURE" means, at any time and without duplication, the sum of
(a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

            "LC ISSUER" means Bank of America and its permitted successors as "LC Issuer" under this Agreement.

            "LC REQUEST" means a request pursuant to SECTION 2.3(a), substantially in the form of EXHIBIT B-2.

            "LC SUBFACILITY" means a subfacility for the issuance of LCs (the LC Exposure in connection with which may never exceed the LC Commitment), as described in and subject to the limitations of SECTION 2.3.

            "LENDERS" means, on any date of determination, the financial institutions named on SCHEDULE 2, and subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement, and including, as the context requires, LC Issuer and Swing Line Lender.

            "LENDING OFFICE" means, for each Lender and for each Type of Loan, the "LENDING OFFICE" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on SCHEDULE 2 or in the applicable Assignment and Acceptance Agreement or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

            "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease, or lease constituting a Capitalized Lease Obligation, conditional sale, or other title retention agreement, or other security title or

                                10  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered, or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give, or otherwise convey any of the foregoing.

            "LOAN DOCUMENTS" means (a) this Agreement, the Notes, any Subsidiary Bank Guaranty, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Administrative Agent, LC Issuer, or the Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligations on and after the Effective Date, and (c) any and all future renewals, extensions, restatements, reaffirmations, amendments of, or supplements to, all or any part of the foregoing.

            "LOANS" means any amount disbursed (a) by one or more Lenders to or for the account of Borrower under the Loan Documents (whether under the Revolving Facility, the LC Subfacility, or the Swing Line Subfacility), whether such amount constitutes an original disbursement of funds or the continuation of any amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Borrower or any Subsidiary of Borrower under, any Loan Document.

            "MANAGING AGENT" means Riggs Bank N.A. and its permitted successors or assigns as "Managing Agent" under this Agreement.

            "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party which does not result from a material adverse effect on the items described in the immediate preceding CLAUSE (a), (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and Administrative Agent under any of such Loan Documents, or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by Borrower or any Subsidiary in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise.

            "MATERIAL CONTRACT" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation, or failure to renew by any party thereto could have a Material Adverse Effect.

            "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

            "MATERIAL SUBSIDIARY" means, as of the date of any determination thereof, any Subsidiary which has total assets having a value (determined in accordance with the market valuation method pursuant to GAAP) greater than or equal to $40,000,000.

            "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under Applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

                                11  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "MONEY MARKET RATE" means as to any Swing Line Loan made pursuant to
SECTION 2.2, a rate per annum equal to (a) prior to the second anniversary of the Effective Date, the sum of (i) 1.50% and (ii) the rate per annum equal to Bank of America's cost of funds, and (b) on or after the second anniversary of the Effective Date, the sum of (i) 2.00% and (ii) the rate per annum equal to Bank of America's cost of funds.

            "MOODY'S" means Moody's Investors Services, Inc.

            "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NET PROCEEDS" means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions, and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

            "NON-CONTINUING LENDER" has the meaning given that term in SECTION 12.15.

            "NON-RECOURSE INDEBTEDNESS" means Indebtedness secured by Real Estate Assets if recourse for the payment of such Indebtedness is limited to such Real Estate Assets.

            "NOTES" means, at the time of any determination thereof, all outstanding and unpaid Revolving Notes and Swing Line Notes.

            "NOTICE OF BORROWING" means a notice in the form of EXHIBIT B-1 to be delivered to Administrative Agent pursuant to SECTION 2.4(a), evidencing Borrower's request for a borrowing of Loans.

            "NOTICE OF CONTINUATION" means a notice in the form of EXHIBIT C to be delivered to Administrative Agent pursuant to SECTION 2.9, evidencing Borrower's request for the Continuation of a Eurodollar Loan.

            "NOTICE OF CONVERSION" means a notice in the form of EXHIBIT D to be delivered to Administrative Agent pursuant to SECTION 2.10, evidencing Borrower's request for the Conversion of a Loan from one Type to another Type.

            "NOTICE OF DEFAULT" has the meaning given that term in SECTION 11.3.

            "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of and all accrued and unpaid interest on, all Loans, and (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Administrative Agent, LC Issuer, Swing Line Lender, or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, all Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

                                12  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "OPTION TO EXTEND" has the meaning given that term in SECTION 2.12.

            "OTHER RELEVANT SUBSIDIARY" means any Subsidiary, individually or together with other Subsidiaries, the occurrence of any of the events described in SECTIONS 10.1(f) or 10.1(g) with respect to which could reasonably be expected to have a Material Adverse Effect.

            "OTHER TAXES" has the meaning given that term in SECTION 4.6(b).

            "PARTICIPANT" has the meaning given that term in SECTION 12.4(d).

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

            "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments, and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen, or landlords for labor, materials, supplies, or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under
SECTION 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance, or similar Applicable Laws; (c) Liens in favor of Administrative Agent for the benefit of the Lenders; and (d) covenants, restrictions, rights of way, easements, and other matters of public record, and other matters to which like properties are commonly subject, that singly or in the aggregate do not materially and adversely affect the value or marketability of, or materially interfere with the use or enjoyment of any asset of such Person.

            "PERMITTED PREFERRED STOCK" means (i) preferred stock that is issued from time to time by a Subsidiary to the SBA having an aggregate stated value not exceeding $7,000,000 at any one time outstanding, or (ii) preferred stock that is issued from time to time by a Subsidiary for the purpose of qualifying such Subsidiary as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code and having an aggregate stated value not exceeding $500,000 at any one time outstanding; provided that, in any event Permitted Preferred Stock shall not include any voting stock.

            "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "POST-DEFAULT RATE" means (a) prior to the second anniversary of the Effective Date, a rate per annum equal to the lesser of (i) the Maximum Rate and
(ii) the sum of 2.0% plus the Base Rate as in effect from time to time and (b) on or after the second anniversary of the Effective Date, a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the sum of 2.50% plus the Base Rate as in effect from time to time.

                                13  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "PRINCIPAL DEBT" means, at any time of determination thereof, the aggregate unpaid principal balance of all Loans.

            "PRINCIPAL OFFICE" means the principal office of Bank of America, presently located at 901 Main Street, 66th Floor, Dallas, Texas 75202.

            "PRIORITY DEBT" means the sum of (i) all Secured Indebtedness of Borrower and its Consolidated Subsidiaries, (ii) all unsecured Debt of Consolidated Subsidiaries which are not Subsidiary Bank Guarantors (excluding in each case, Debt owing to Borrower or another Consolidated Subsidiary), and (iii) all Unfunded Liabilities.

            "QUARTERLY DATE" means the last Business Day of March, June, September, and December in each year, the first of which shall be September 30, 2001.

            "RATING AGENCY" means S&P, Moody's, or any other nationally recognized securities rating agency selected by Borrower and acceptable to the Requisite Lenders.

            "REAL ESTATE" means fee ownership or co-ownership of, or leaseholds of, land or improvements thereon.

            "REAL ESTATE ASSETS" means (i) Real Estate securing Investments made in the ordinary course of business, (ii) Commercial Mortgage Loans, and (iii) Related Collateral.

            "REFERENCE 10-Q" means the Form 10-Q filed by Borrower with the Securities and Exchange Commission for the quarterly period ending March 31, 2001.

            "REGISTER" has the meaning given that term in SECTION 12.4(b).

            "REIT" means Allied Capital REIT, Inc., a Maryland corporation.

            "RELATED COLLATERAL" means, in respect of any Commercial Mortgage
Loan: (i) any and all documents, instruments, agreements, records, or other collateral of any kind evidencing, securing, guaranteeing, or otherwise relating to such Commercial Mortgage Loan, including, without limitation, all promissory notes or other negotiable instruments, mortgages, deeds of trust, or similar instruments, assignments of leases or rents or other collateral assignments, financing statements, guaranties, indemnities, servicing agreements, servicing records, files, surveys, certificates, affidavits, title abstracts, title insurance policies and commitments, correspondence, opinions, appraisals, closing documents, computer programs, computer storage media, data bases, accounting records, and other books and records relating thereto, (ii) any and all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and mortgage insurance certificates or other documents evidencing such mortgage guaranties or insurance relating to any such Commercial Mortgage Loan and all claims and payments thereunder, (iii) any and all other insurance policies and insurance proceeds relating to such Commercial Mortgage Loan or the related real property, (iv) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing, and
(v) any and all replacements, substitutions, or distributions on or proceeds of any and all of the foregoing.

                                14  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "REQUISITE LENDERS" means (a) on any date of determination prior to the Termination Date, those Lenders holding 66 2/3% or more of the aggregate Commitments of all Lenders; and (b) on any date of determination on or after the Termination Date, those Lenders holding 66 2/3% of the aggregate Principal Debt.

            "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System, as amended). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

            "REVOLVING FACILITY" means the credit facility as described in and subject to the limitations of SECTION 2, including the Swing Line Subfacility and the LC Subfacility.

            "REVOLVING LOAN" means any Loan under the Revolving Facility other than a Swing Line Loan or the issuance of an LC.

            "REVOLVING NOTE" means a promissory note substantially in the form of EXHIBIT E-1, and all renewals and extensions of all or any part thereof.

            "RIC" means a Person qualifying for treatment as a "regulated investment company" under the Internal Revenue Code.

            "SBA" means the United States Small Business Administration.

            "SBIC" means Allied Investment Corporation, a Maryland corporation.

            "SECURED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien.

            "SENIOR DEBT" means Debt under the Senior Note Agreements or any similar facility entered into by Borrower or its Consolidated Subsidiaries.

            "SENIOR NOTE AGREEMENTS" mean (a) the Note Agreement, dated as of April 30, 1998, among Borrower and the purchasers parties thereto, pursuant to which Borrower has issued its $140,000,000 7.055% Senior Notes, Series A, due May 30, 2003, its $30,000,000 7.168% Senior Notes, Series B, due May 30, 2005,
and its $10,000,000 9.530% Senior Notes, Series C, due May 30, 2005, and any replacement thereof; (b) the Note Agreement, dated as of May 1, 1999, among Borrower and the purchasers parties thereto, pursuant to which Borrower has issued its $112,000,000 7.39% Senior Notes, Series A, due May 1, 2004, and its $25,000,000 7.49% Senior Notes, Series B, due May 1, 2006, and any replacement thereof; (c) the Note Agreement, dated as of November 15, 1999, among Borrower and the purchasers parties thereto, pursuant

                                15  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
to which Borrower has issued its $102,000,000 8.51% Senior Notes, due November 15, 2004, and any replacement thereof; (d) the Note Agreement, dated as of August 31, 2000, among Borrower and the purchaser party thereto, pursuant to which Borrower has issued its $75,000,000 Auction Rate Reset Senior Notes Series A, due December 2, 2002, and any replacement thereof; and (e) the Note Agreement, dated as of October 15, 2000, among Borrower and the purchasers parties thereto, pursuant to which Borrower has issued its $115,000,000 8.54% Senior Notes, Series A, due October 15, 2005 and its $10,000,000 Floating Rate Senior Notes, Series B, due October 15, 2005, and any replacement thereof.

            "SENIOR NOTES" means the notes issued by Borrower pursuant to the Senior Note Agreements.

            "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

            "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

            "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary (other than a Consolidated Subsidiary) of Borrower the sole purpose of which is to purchase assets from Borrower or a Subsidiary of Borrower and to effect a sale to a third party (directly or through one or more Subsidiaries of such purchasing Subsidiary) of the assets so purchased or of securities or Debt secured by or evidencing an interest in such assets or in the holder thereof, and matters incidental to the foregoing.

            "SUBFACILITY" means, any of the LC Subfacility or the Swing Line Subfacility.

            "SUBSIDIARY" means, for any Person, any corporation, partnership, limited liability company, or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, any Person that is accounted for under GAAP as a portfolio Investment of Borrower or a Subsidiary shall not be a Subsidiary of Borrower or such Subsidiary.

            "SUBSIDIARY BANK GUARANTOR" means any Consolidated Subsidiary which undertakes to be liable for the Obligations of Borrower under the Loan Documents by execution of a Subsidiary Bank Guaranty.

            "SUBSIDIARY BANK GUARANTY" means (a) any agreement pursuant to which a Consolidated Subsidiary has guaranteed the Obligations of Borrower under the Loan Documents and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Subsidiary Bank Guaranty made in accordance with the Loan Documents.

            "SUBSIDIARY SENIOR NOTE GUARANTY" means any agreement pursuant to which a Consolidated Subsidiary has guaranteed the Debt of Borrower under the Senior Notes.

                                16  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            "SWING LINE COMMITMENT" means an amount (subject to reduction or cancellation as herein provided) equal to $50,000,000.

            "SWING LINE LENDER" means Bank of America and its permitted successors as "Swing Line Lender" under this Agreement.

            "SWING LINE LOAN" means any Loan made under the Swing Line Subfacility.

            "SWING LINE NOTE" means a promissory note substantially in the form of EXHIBIT E-2, and all renewals and extensions of all or any part thereof.

            "SWING LINE SUBFACILITY" means the subfacility under the Revolving Facility (the portion of the Loans attributable to which may never exceed in the aggregate $50,000,000), as described in, and subject to the limitations of,
SECTION 2.2.

            "SWING PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal amount of all Loans outstanding under the Swing Line Subfacility.

            "SYNDICATION AGENT" means First Union National Bank and its permitted successors or assigns as "Syndication Agent" under this Agreement.

            "TAXES" means, for any Person, taxes, assessments, duties, imposts or other governmental charges, deductions, withholdings, or levies imposed upon such Person, its income, or any of its properties, franchises, or assets, and all liabilities with respect thereto.

            "TERMINATION DATE" means the earlier of either (a) August 2, 2003, or, if the Option to Extend has been exercised by Borrower pursuant to SECTION 2.12, August 2, 2004, or (b) such earlier date upon which the whole of the Commitments are terminated pursuant to SECTIONS 2.12, 10.2(a), or otherwise.

            "TYPE" with respect to any Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

            "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan.

            "UNRESTRICTED SUBSIDIARY" means a Subsidiary of Borrower (a) that is not a Consolidated Subsidiary or (b) is a Consolidated Subsidiary the sole purpose of which is to acquire, hold, manage, and dispose of Foreclosure Property, and matters incidental to such purposes.

            "WHOLLY OWNED" when used in connection with any Subsidiary means any corporation, partnership, limited liability company, or other entity of which all of the equity securities or other ownership interests (other than Permitted Preferred Stock and, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

                                17  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            1.2 GENERAL; REFERENCES TO TIMES. References in this Agreement to "Sections," "Exhibits," and "Schedules" are to sections, exhibits, and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument, or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of Borrower or a Subsidiary of such Subsidiary, and a reference to an "Affiliate" means a reference to an Affiliate of Borrower. Titles and captions of Sections, subsections, and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Dallas, Texas, time.

            1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than 30 days after Borrower's delivery of any financial statements pursuant to SECTION 8.1 or
8.2 reflecting such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Requisite Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 CREDIT FACILITY.

            2.1 LOANS. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment; provided, however, that on any date of determination, the Commitment Usage shall never exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, Borrower may borrow, repay and reborrow Revolving Loans hereunder.

2.2 SWING LINE SUBFACILITY.

                        (a) Swing Line Loans. For the convenience of the parties
            and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender may make any requested Loan of $250,000 or a greater integral multiple thereof, subject to those terms and conditions applicable to Loans set forth in CLAUSES (a), (b), and
            (c) of the first sentence of SECTION 5.2, directly to Borrower as a Swing Line Loan without requiring any other Lender to fund its ratable portion thereof unless and until SECTION 2.2(c) is applicable; provided that: (i) each such Swing Line Loan must occur on a Business Day prior to, and not on or after, the Termination Date; (ii) the aggregate

                                18  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            Swing Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Commitment Usage shall never exceed the aggregate amount of the Commitments of the Lenders; (iv) such Swing Line Loan shall not be used to refinance any outstanding Swing Line Loan; (v) each Swing Line Loan shall be at a rate per annum equal to the lesser of (x) the Money Market Rate, and (y) the Maximum Rate; provided further that at any time after Revolving Lenders are required to fund their participations in any Swing Line Loan pursuant to SECTION 2.2(c), such Loan shall bear interest at the Post-Default Rate; and (vi) no additional Swing Line Loan shall be made at any time after any Lender has refused, notwithstanding the requirements of SECTION 2.2(c), to fund its participation in any Swing Line Loan as provided in such Section, and until such funding shall occur or until the Swing Line Loan has been repaid.

                        (b) Borrowing Procedure and Repayment. Each Swing Line
            Loan under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender and Administrative Agent, so long as such notice is received by Swing Line Lender and Administrative Agent prior to 1:00 p.m. Dallas, Texas time. Promptly after receipt by Swing Line Lender of any telephonic notice, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such notice and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent prior to 2:00 p.m. Dallas, Texas time, on the date of the proposed Swing Line Loan (i) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of SECTION 2.2(a), or (ii) that one or more of the applicable conditions specified in SECTION 5.2 is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. Dallas, Texas time, on the borrowing date specified in such notice, make the amount of its Swing Line Loan available to Borrower. The principal amount of each Swing Line Loan shall be repaid in full not later than the eighth Business Day after the date on which such Swing Line Loan was funded. All accrued and unpaid interest on any Swing Line Loan shall be repaid monthly, in arrears, on the first Business Day of each calendar month.

                        (c) Participations. Immediately upon the making of a
            Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to its Commitment Percentage of such Swing Line Loan. If Borrower fails to repay any Swing Line Loan as provided herein, and funds cannot be or are not advanced under the Revolving Facility to satisfy the obligations under the Swing Line Subfacility (and in any event upon the earlier to occur of a Default or the Termination
            Date), Administrative Agent shall timely notify each Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Lender shall fund its participation in the relevant Swing Line Loan, and each Lender shall make available to Administrative Agent for the account of Swing Line Lender in immediately available funds such Lender's ratable part of such unpaid principal amount. All such amounts payable by any Lender shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. Each payment by Borrower of all or any part of any Swing Line Loan shall be paid to Administrative Agent for the

                                19  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
            ratable benefit of Swing Line Lender and those Lenders who have funded their participations in such Swing Line Loan under this
            SECTION 2.2(c); provided that, with respect to any such participation, all interest accruing on the Swing Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account.

2.3 LC SUBFACILITY.

                        (a) LC Commitment. Subject to the terms and conditions
            of this Agreement and Applicable Law, LC Issuer agrees, in reliance upon the agreement of the other Lenders in this SECTION 2.3, to issue LCs or to amend and renew LCs previously issued by it, upon Borrower's application therefor (denominated in Dollars) by delivering to LC Issuer (with a copy to Administrative Agent) a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued or amended; provided that, (i) on any date of determination and after giving effect to any LC to be issued or amended on such date, the Commitment Usage shall never exceed the aggregate amount of the Commitments then in effect, (ii) on any date of determination and after giving effect to any LC to be issued or amended on such date, the LC Exposure shall never exceed the LC Commitment, (iii) at the time of issuance or amendment of such LC, no Default or Event of Default shall have occurred and be continuing, and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date, or one year from its issuance; provided further that, (x) any LC may provide for automatic renewal for periods of up to one year (but no renewal period may extend beyond the 30th day prior to the Termination Date) unless LC Issuer has given prior notice to the applicable beneficiary of its election not to extend such LC; (y) LC Issuer shall be under no obligation to issue any LC if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain LC Issuer from issuing such LC, or any law applicable to LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over LC Issuer shall prohibit, or request that LC Issuer refrain from, the issuance of letters of credit generally or such LC in particular or shall impose upon LC Issuer with respect to such LC any restriction, reserve, or capital requirement (for which LC Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon LC Issuer any unreimbursed loss, cost, or expense which was not applicable on the Effective Date and which LC Issuer in good faith deems material to it, or (B) the issuance of such LC would violate one or more policies of LC Issuer; and (z) LC Issuer shall be under no obligation to amend any LC if (A) LC Issuer would have no obligation at such time to issue such LC in its amended form under the terms hereof, or (B) the beneficiary of such LC does not accept the proposed amendment to such LC. Promptly after receipt of any LC Request and LC Agreement, LC Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such LC Request and LC Agreement from Borrower and, if not, LC Issuer will provide Administrative Agent with a copy thereof. Upon receipt by LC Issuer of confirmation from Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, LC Issuer shall, on the requested date, issue a LC for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with LC Issuer's usual and customary business practices. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain LCs shall be fully revolving; accordingly, Borrower may, prior to the Termination Date, obtain LCs to replace LCs that have expired or that have been drawn upon and reimbursed.



                                20  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        (b) Participations. Immediately upon the issuance by LC
            Issuer of any LC, LC Issuer shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from LC Issuer, without recourse or warranty, an undivided interest and participation, equal to such Lender's Commitment Percentage of such LC, the LC Agreement, and all rights of LC Issuer in respect thereof (other than rights to receive certain fees provided for in SECTION 3.8(d)).

                        (c) Reimbursement Obligations. To induce LC Issuer to
            issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse LC Issuer (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by LC Issuer, and (ii) promptly, upon demand, the amount of any applicable fees (in addition to the Fees described in SECTION 3.8) which LC Issuer customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit; provided that, (x) if Borrower has not reimbursed LC Issuer for any drafts paid or to be paid within 24 hours of demand therefor by LC Issuer, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligation as a Loan to the extent of availability, and if the conditions precedent in this Agreement for such a Loan (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Loan shall be remitted by Administrative Agent directly to LC Issuer in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and (y) if for any reason, funds are not advanced pursuant to this Agreement, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.3(C) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against LC Issuer or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (B) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), LC Issuer, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (C) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Default or Event of Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.3(E) or under this Agreement, LC Issuer shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by the proceeds of a Loan under this Agreement) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to LC Issuer at the Post-Default Rate. In the event any payment by Borrower received by LC Issuer with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from LC Issuer in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by LC Issuer, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by LC Issuer upon the amount required to be repaid by it.

                                21  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        (d) General. LC Issuer shall promptly notify Borrower of
            the date and amount of any draft presented for honor under any LC; provided that, failure to give any such notice shall not affect the obligations of Borrower hereunder. LC Issuer shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and LC Issuer shall not be liable for any obligation of any Person thereunder). LC Issuer and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, (i) any matter or event whatsoever (including, without limitation, the validity, enforceability, sufficiency, accuracy, or genuineness of documents or of any endorsements thereof, even if such document should in fact prove to be in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged),
            (ii) any dispute by Borrower or any Subsidiary with or any Borrower or any Subsidiary's claims, setoffs, defenses, counterclaims, or other rights against LC Issuer, any Lender, or any other Person, or
            (iii) the occurrence of any Default or Event of Default. However, nothing in this SECTION 2.3 constitutes a waiver of the rights of Borrower to assert any claim or defense based upon the gross negligence or willful misconduct of LC Issuer or any Lender.

                        (e) Obligation of Lenders. If Borrower fails to
            reimburse LC Issuer as provided in SECTION 2.3(c) within 24 hours of the demand therefor and funds cannot be advanced under the Revolving Facility or Swing Line Subfacility to satisfy such reimbursement obligation, then LC Issuer shall so notify Administrative Agent, which, in turn, shall promptly notify each Lender of Borrower's failure, of the date and amount of the draft paid, and of such Lender's Commitment Percentage thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent (for the account of LC Issuer) in immediately available funds such Lender's Commitment Percentage of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent to Lenders (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by LC Issuer to (but not including) the date such amount is paid by such Lender to Administrative Agent. Until each Lender funds its participation pursuant to this SECTION 2.3(e) to reimburse LC Issuer for any amount drawn under any LC, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of LC Issuer. The obligations of Lenders to make payments to Administrative Agent (for the account of LC Issuer) with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or willful misconduct of LC Issuer) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), LC Issuer, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under

                                22  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
            the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Default or Event of Default.

                        (f) Duties of LC Issuer. LC Issuer agrees with each
            Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and LC Issuer's sole liability to each Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of LC Issuer) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to LC Issuer by Borrower pursuant to
            SECTION 2.3(C). Each Lender and Borrower agree that, in paying any draft under any LC, LC Issuer shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. LC Issuer, Lenders, and their respective representatives shall not be liable to any other Lender or Borrower or any of its Subsidiaries for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by LC Issuer or any of its representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such laws as LC Issuer or any of its representatives may deem applicable and (unless otherwise expressly agreed by LC Issuer and Borrower when an LC is issued) the rules of the International Standby Practices 1998 published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall be binding upon the Borrower and its Subsidiaries and Lenders and shall not place LC Issuer or any of its representatives under any resulting liability to Borrower or any of its Subsidiaries or any Lender. Any action taken or omitted to be taken by LC Issuer under or in connection with any LC, if taken or omitted in the absence of gross negligence or willful misconduct of LC Issuer, shall not create for LC Issuer any resulting liability to Borrower or any of its Subsidiaries or any Lender.

                        (g) Cash Collateral. On the Termination Date, or on any
            date that the LC Exposure exceeds the LC Commitment, or upon any demand by Administrative Agent upon the occurrence and during continuance of an Event of Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, (i) cash collateral in an amount equal to 100% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 100% the LC Exposure. Any cash collateral deposited under this CLAUSE (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than 90 days from the date of investment.

                        (h) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS
            ELSEWHERE PROVIDED IN THIS AGREEMENT,BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT, LC ISSUER, AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS , DEMANDS, LIABILITIES , DAMAGES , OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LC ISSUER, LENDERS ,OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES , AND EXPENSES(INCLUDING REASONABLE ATTORNEYS ' FEES , INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT,

                                23  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            LC ISSUER, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR
            (B) THE FAILURE OF LC ISSUER TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT, LC ISSUER, OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.3(h) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

                        (i) LC Agreements. Although referenced in any LC, terms
            of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligations, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

            2.4 BORROWING PROCEDURES. The following procedures apply to all Loans (except Swing Line Loans or the payment by LC Issuer of drafts under LCs):

                        (a) Requesting Loans. Borrower shall give Administrative
            Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to Administrative Agent before 12:00 noon (i) in the case of Eurodollar Loans, on the date two Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by Borrower pursuant to a Notice of Borrowing sent to Administrative Agent by telecopy on the same day of the giving of such telephonic notice. Administrative Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by Administrative Agent (but in any event not later than 1:00 p.m. on the date of receipt thereof). Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on Borrower.

                        (b) Disbursements of Loan Proceeds. No later than 3:00
            p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to Administrative Agent the Revolving Loan to be made by such Lender on such date, Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to Administrative Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in
            SECTION 5 for such borrowing, Administrative Agent will make the proceeds of such borrowing available to Borrower no later than 4:00 p.m. on the date and at the account specified by Borrower in such Notice of Borrowing.

                                24  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

2.5 RATES AND PAYMENT OF INTEREST ON LOANS .

                        (a) Rates. Borrower promises to pay to Administrative
            Agent for the account of each Lender, interest on the unpaid principal amount of each Revolving Loan for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

                                    (i) during such periods as such Revolving
                        Loan is a Base Rate Loan, the lesser of (A) the Base Rate (as in effect from time to time) and (B) the Maximum Rate; and

                                    (ii) during such periods as such Revolving
                        Loan is a Eurodollar Loan, the lesser of (A) the sum of the Adjusted Eurodollar Rate for such Revolving Loan for the Interest Period therefor, plus 1.25% and (B) the Maximum Rate.

            Notwithstanding the foregoing, (i) on and after the second anniversary of the Effective Date, Borrower hereby promises to pay to Administrative Agent (for the account of each Lender) interest at 0.50% per annum in excess of the rates otherwise payable under the preceding CLAUSE (i) or (ii), whichever is applicable, on the aggregate outstanding principal balance under all Revolving Loans made by such Lender and on any other amount payable by Borrower to such Lender hereunder or under any other Loan Document, (ii) during the continuance of an Event of Default, and prior to maturity or acceleration of the Obligations, Borrower hereby promises to pay to Administrative Agent (for the account of each Lender) interest at 2% per annum in excess of the rates otherwise payable hereunder on the aggregate outstanding principal balance under all Revolving Loans made by such Lender and on any other amount payable by Borrower to such Lender hereunder or under any other Loan Document, including without limitation, any overdue accrued but unpaid interest to the extent permitted under Applicable Law, and (iii) upon the maturity or acceleration of the Obligations in accordance with the terms hereof, Borrower promises to pay to Administrative Agent (for the account of each Lender) interest at the Post-Default Rate on such amounts.

                        (b) Payment of Interest. Accrued interest on each
            Revolving Loan shall be payable as provided in each of the following clauses which apply to such Revolving Loan: (i) in the case of a Base Rate Loan, monthly on the last Business Day of each calendar month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor; provided that, with respect to Eurodollar Loans having an Interest Period in excess of three months, then accrued interest shall also be due and payable at the end of each three-month period occurring after the commencement of such Interest Period until such Eurodollar Rate borrowing is paid or converted, (iii) in the case of a Eurodollar Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued, or Converted), and (iv) in the case of any Base Rate Loan, upon the payment or prepayment thereof in full. Interest payable during the continuance of an Event of Default but prior to maturity or acceleration of the Obligations shall be payable in accordance with the immediately preceding sentence. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower. All determinations by Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and Borrower for all purposes, absent manifest error.

                                25  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      2.6 NUMBER OF INTEREST PERIODS. There may be no more than ten different Interest Periods for Eurodollar Loans outstanding at the same time.

      2.7 REPAYMENT OF LOANS. Borrower shall repay the entire outstanding Principal Debt and all accrued but unpaid interest thereon on the Termination Date.

      2.8   PREPAYMENTS.

            (a) Optional. Subject to SECTION 4.5, Borrower may prepay any Loan made to it at any time without premium or penalty.

            (b) Mandatory.

                  (i) If at any time the Commitment Usage exceeds the aggregate amount of the Commitments of the Lenders in effect at such time, or the Swing Principal Debt exceeds the Swing Line Commitment, then Borrower shall immediately pay to Administrative Agent for the respective accounts of the appropriate Lenders the amount of such excess; provided that, on any such date that a mandatory prepayment is due under this SECTION 2.8(b)(i), if no Principal Debt is then outstanding, but the LC Exposure exceeds the aggregate Commitments of the Lenders then in effect, then Borrower shall provide to Administrative Agent (for itself and for the benefit of Lenders holding participations in the LC Subfacility) cash collateral in an amount at least equal to 100% of such excess.

                  (ii) If (A) as a result of any asset disposition by Borrower or any of its Subsidiaries, Borrower or any such Subsidiary is required to redeem or prepay (or to offer to redeem or prepay) any Debt (other than the Obligations) by a particular date (the "SUBJECT DATE") in an amount equal to all or a portion of the net cash proceeds received by such entity from such asset disposition
            (the "ASSET DISPOSITION PROCEEDS"), and (B) such obligations to redeem or prepay (or to offer to redeem or prepay) such other Debt may be avoided by prepayment of the Obligations in an amount equal to such Asset Disposition Proceeds on or prior to the Subject Date, then not less than 30 days prior to the Subject Date, Borrower shall pay to Administrative Agent (for the ratable benefit of Lenders) a mandatory prepayment of the Obligations (and the Commitments shall be concurrently reduced) in an amount equal to such Asset Disposition Proceeds.

      If Borrower is required to pay any outstanding Eurodollar Loans by reason of this Section prior to the end of the applicable Interest Period therefor, then Borrower shall pay all amounts due under SECTION 4.5.

      2.9 CONTINUATION. So long as no Default or Event of Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any Eurodollar Loan, elect to maintain such Eurodollar Loan or any portion thereof as a Eurodollar Loan, as applicable, by selecting a new Interest Period for such Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower giving to Administrative Agent a Notice of Continuation not later than 12:00 noon on the second Business Day prior to the date of any such Continuation. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation,


                             26     SECOND AMENDED AND RESTATED CREDIT AGREEMENT
specifying (a) the proposed date of such Continuation, (b) the Eurodollar Loan, or portion thereof, subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. Promptly after receipt of a Notice of Continuation (and in any event not later than 1:00 p.m. on the date of receipt thereof), Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If Borrower shall fail to select in a timely manner a new Interest Period for any Eurodollar Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan.

      2.10 CONVERSION. Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Administrative Agent, Convert all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type. Any Conversion of a Eurodollar Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loan. Each such Notice of Conversion shall be given by Borrower not later than 12:00 noon (a) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans or (b) on the second Business Day prior to the date of any proposed Conversion into Eurodollar Loans. Promptly upon receipt of a Notice of Conversion (and in any event not later than 1:00 p.m. on the date of receipt thereof), Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone, in the form of a Notice of Conversion, specifying (i) the requested date of such Conversion, (ii) the Type of Revolving Loan to be Converted, (iii) the portion of such Type of Revolving Loan to be Converted, (iv) the Type of Revolving Loan into which such Revolving Loan is to be Converted, and (v) if such Conversion is into a Eurodollar Loan, the requested duration of the Interest Period of such Revolving Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Notwithstanding the foregoing, the right to convert from a Base Rate Loan to a Eurodollar Loan, or to continue a Eurodollar Loan, shall not be available during the occurrence of a Default or an Event of Default.

      2.11 LOAN ACCOUNTS, NOTES.

            (a) Loan Accounts; Noteless Transaction. The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The loan accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be conclusive evidence absent manifest error of the amount of the Loans made to Borrower from each Lender under this Agreement (and subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of such Lender shall control absent manifest error.

            (b) Notes. Upon the request of any Lender made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be): (i) a Revolving Note (with respect to Principal Debt other than under the Swing Line Subfacility) and (ii) a Swing Line Note (with respect to Principal Debt arising under the Swing Line Subfacility).


                              27    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      2.12 REDUCTIONS OF THE COMMITMENTS; OPTION TO EXTEND THE COMMITMENTS. Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments of the Lenders (other than the portion of the Commitments applicable to Swing Line Loans or issued and outstanding LCs) at any time and from time to time without penalty or premium upon not less than fifteen Business Days prior written notice to Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by Administrative Agent. Administrative Agent will promptly transmit such notice to each Lender. The Swing Line Commitment and the LC Commitment (as the case may be) shall be automatically and permanently reduced from time to time, on the date of each reduction in the Commitments of the Lenders, by the amount, if any, by which the applicable Subfacility exceeds the aggregate Commitments of the Lenders then in effect, after giving effect to such reduction of the Commitments. The Commitments, once terminated or reduced, may not be increased or reinstated. If, fifteen Business Days prior to the second anniversary of the Effective Date, Borrower has not delivered written notice to Administrative Agent of its election to terminate the Commitments in whole, then Borrower shall be deemed to have exercised its option to extend the Commitments for an additional one year (the "OPTION TO EXTEND") without any further action or approval by Administrative Agent or Lenders.

      2.13 INCREASES OF COMMITMENTS. Borrower may from time to time request any one or more Lenders to increase their respective Commitments or request other financial institutions first approved by Administrative Agent to agree to a Commitment, so that the total Commitments may be increased to no more than $600,000,000. Any such Commitment increase must be effected by an amendment that is executed in accordance with SECTION 12.5 by Borrower, Administrative Agent, and the one or more Lenders who have agreed to increase their Commitments or by new Lenders who have agreed to new Commitments in accordance with SECTION 12.5. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased except by its execution of an amendment to this Agreement in accordance with SECTION 12.5. Each new Lender providing such additional Commitment shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised total Commitments and the Lender responsible for the additional Commitments (the "PURCHASING LENDER") shall, immediately upon receiving notice from Administrative Agent, pay to each Lender an amount equal to its pro rata share of the Revolving Loans (and any funded participations by Lenders under the Swing Line Subfacility and the LC Subfacility) outstanding as of such date. All such payments with respect to the Revolving Loans shall reduce the outstanding principal balance owed to each Lender receiving such payments and shall represent Revolving Loans to Borrower by the purchasing Lender; all such payments with respect to funded participations under the Swing Line Subfacility or LC Subfacility (as the case may be) shall reduce the applicable participation of each Lender receiving such payment and shall represent the purchase by the purchasing Lender of a participation under the Swing Line Subfacility or the LC Subfacility (as the case may be). The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Revolving Loans occurring after an increase of the total Commitments shall be funded in accordance with the Lender's revised Commitment Percentages.

SECTION 3     PAYMENTS, FEES AND OTHER GENERAL PROVISIONS.

      3.1 PAYMENTS. Each payment or prepayment on the Obligations shall be made in Dollars, without condition or deduction for setoff, counterclaim, defense, or recoupment, and is due and must be paid


                             28     SECOND AMENDED AND RESTATED CREDIT AGREEMENT
at Administrative Agent's Principal Office in Dallas, Texas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments made after 12:00 noon shall be deemed made on the Business Day next following. If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to Fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligations in the order and manner as Borrower may direct. If a Default or Event of Default exists (or if Borrower fails to give direction as permitted in the preceding sentence), any payment or prepayment shall be applied to the Obligations in accordance with SECTION 10.4. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment or prepayment is received by Administrative Agent prior to 12:00 noon, and otherwise before 12:00 noon on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to the Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to the Lenders.

      3.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(a) each borrowing of a Revolving Loan from the Lenders under SECTION 2.1 shall be made from the Lenders, each payment of the Fees under SECTION 3.8(a) and 3.8(e) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under SECTION 2.12 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitment Percentages; (b) each payment or prepayment of principal of Revolving Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; provided that, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitment Percentages in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitment Percentages; (c) each payment of interest on Revolving Loans shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) each payment of principal or interest under the Swing Line Subfacility shall be made for the account of Swing Line Lender and each other Lender purchasing a participation in the Swing Line Subfacility and shall be shared pro rata among such Lenders, as determined on any date of determination for any such Lender as the proportion which the Swing Principal Debt (or participations therein) owed to such Lender bears to the Swing Principal Debt owed to all Lenders; (e) each payment with respect to the LC Subfacility shall be made for the account of LC Issuer and each other Lender purchasing a participation in any LC and related reimbursement obligations and shall be shared pro rata among such Lenders, as determined on any date of determination for any such Lender as the proportion which the Principal Debt arising under the LC Subfacility (or participations therein) owed to such Lender bears to the Principal Debt under the LC Subfacility owed to all Lenders; and
(f) the making, Conversion, and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by SECTION 4.4) shall be made pro rata among the Lenders according to the amounts of their respective Commitment Percentages, and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous.

      3.3 SHARING OF PAYMENTS, ETC. Except as contemplated in SECTION 4.7, if any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of


                            29      SECOND AMENDED AND RESTATED CREDIT AGREEMENT
exercising its rights under SECTION 3.4) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.4 OFFSET. Upon the occurrence and during the continuance of an Event of Default, each Lender shall be entitled to exercise (for the benefit of the Lenders in accordance with SECTION 3.3) the rights of offset and/or banker's lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligations (other than special accounts, trust accounts, or escrow accounts maintained by Borrower in a fiduciary capacity or as an agent for unrelated third parties).

      3.5 BOOKING BORROWINGS. To the extent permitted by Applicable Law, any Lender may make, carry, or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Loans.

      3.6 SEVERAL OBLIGATIONS . No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

      3.7   MINIMUM AMOUNTS.

            (a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing of Eurodollar Loans, and each Conversion of Loans to Eurodollar Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

            (b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.

            (c) Reductions of Commitments. Each reduction of the Commitments under SECTION 2.12 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

      3.8   FEES.

            (a) Facility Fee. Borrower agrees to pay to Administrative Agent for the account of the Lenders a facility fee in an amount equal to 0.25% multiplied by the amount of the average daily


                            30      SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      Commitment (whether used or unused), in each case during the period from and including the last payment date (or in respect of the initial payment, the Effective Date) to and excluding the payment date for such installment. Such facility fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date, beginning with September 30, 2001.

            (b) Upfront Fee. On the Effective Date, Borrower agrees to pay an upfront fee to Administrative Agent for the account of the Lenders in the amount stated next to such Lender's name on the attached SCHEDULE 2.

            (c) Extension Premium. On the second anniversary of the Effective Date, Borrower agrees to pay an additional fee to Administrative Agent for the account of the Lenders in an amount equal to 0.20% multiplied by the aggregate outstanding Commitments of the Lenders after giving effect to any reductions of the Commitments on such date.

            (d) Administrative, Letter of Credit, and Other Fees. Borrower agrees to pay the administrative, letter of credit, and other fees of Administrative Agent and LC Issuer set forth in that certain separate letter agreement dated July 20, 2001, among Borrower, Administrative Agent, LC Issuer, and Arranger.

            (e) LC Fees. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to LC Issuer (for the account of each Lender) according to each Lender's Commitment Percentage under the Revolving Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (i)
      (A) 1.25% (calculated on a per annum basis) until, but not including, the second anniversary of the Effective Date or (B) 1.75% (calculated on a per annum basis) on and after the second anniversary of the Effective Date multiplied by (ii) the average daily undrawn amount of such LC.

      3.9 COMPUTATIONS . Unless otherwise expressly set forth herein, any accrued interest on any Base Rate Loan due hereunder shall be computed on the basis of a 365/366 day year, and in all other instances, any accrued interest on any Eurodollar Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

      3.10 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Rate, and, if the Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received


                            31      SECOND AMENDED AND RESTATED CREDIT AGREEMENT
for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Applicable Law, be subject to any penalties provided by any Applicable Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

     3.11 INTEREST RECAPTURE. If the designated rate applicable to any Loan exceeds the Maximum Rate, the rate of interest on such Loan shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

      3.12 AGREEMENT REGARDING INTEREST AND CHARGES. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in SECTION 2.5(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by Administrative Agent, LC Issuer, Swing Line Lender, or any Lender to third parties or for damages incurred by Administrative Agent, LC Issuer, Swing Line Lender, or any Lender, are charges made to compensate Administrative Agent, LC Issuer, Swing Line Lender, or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Administrative Agent, LC Issuer, Swing Line Lender, and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.

      3.13 DEFAULTING LENDERS.

            (a) Generally. If for any reason any Lender (a "DEFAULTING LENDER") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from Administrative Agent, then, in addition to the rights and remedies that may be available to Administrative Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement, and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to, or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Administrative Agent of any amount required to be paid to Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Administrative Agent or Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period


                            32      SECOND AMENDED AND RESTATED CREDIT AGREEMENT
      from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, and (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document. Any amounts received by Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and either applied against the purchase price of such Loans under the following SUBSECTION (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default. Borrower shall not have any liability in respect of such action by Administrative Agent.

            (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to Administrative Agent no sooner than two Business Days and not later than ten Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase, the Defaulting Lender's interest in the Revolving Loans and any funded participations under the Swing Line Subfacility and the LC Subfacility and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof including an appropriate Assignment and Acceptance Agreement and, notwithstanding SECTION 12.4(a), shall pay to Administrative Agent an assignment fee in the amount of $3,500. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Revolving Loans (together with the principal amount of any funded participations in any Swing Line Loans held by the Defaulting Lender pursuant to SECTION 2.2(c) and any funded participations under the LC Subfacility held by the Defaulting Lender pursuant to SECTION 2.3(b)) outstanding and owed by Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to the second to last sentence of the immediately preceding SUBSECTION (a). The Defaulting Lender shall be entitled to receive amounts owed to it by Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Administrative Agent from or on behalf of Borrower. There shall be no recourse against any Lender or Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Revolving Loans or the principal amount of any funded participations in any Swing Line Loan or in any LC and related reimbursement obligations under the LC Subfacility. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment.



                            33      SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECTION 4 YIELD PROTECTION, ETC.

        4.1 INCREASED COST AND REDUCED RETURN.

               (a) If, after the date hereof, the adoption of any Applicable Law, rule, or regulation, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                      (i) shall subject such Lender (or its applicable Lending
               Office) to any Tax, duty, or other charge with respect to any Eurodollar Loans, its Note (if any), or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its applicable Lending Office) under the Loan Documents in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such applicable Lending Office);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its applicable Lending Office), including the Commitment of such Lender hereunder; or

                      (iii) shall impose on such Lender (or its applicable
               Lending Office) or on the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under the Loan Documents with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue Revolving Loans of the Type with respect to which such compensation is requested, or to Convert Revolving Loans of any other Type into Revolving Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided that, such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) If, after the date hereof, any Lender shall have determined that the adoption of any Applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority (excluding those of the foregoing applying to a Lender solely by reason of a formal determination by the applicable regulator that such Lender is


                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        in a financially troubled condition) has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

               (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Requisite Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period; then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Revolving Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

        4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of SECTION 4.4 shall be applicable).

        4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to SECTION 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that

                              35    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
the circumstances specified in SECTION 4.1, 4.2,or 4.3 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTION 4.1, 4.2, or 4.3 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Revolving Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

        4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

               (a) any payment, prepayment (including, without limitation, any principal reduction effected pursuant to SECTION 2.13 as a result of an increase in the Commitment), or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Revolving Loans pursuant to SECTION 10.2) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

        4.6 TAXES.

               (a) General. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes with respect thereto, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by any jurisdiction under the laws of which such Lender (or its applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded Taxes referred to as "NON-EXCLUDED TAXES"). If Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under

                              36    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        this Agreement or any other Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to in SECTION 12.1, the original or a certified copy of a receipt evidencing payment thereof within 30 days of such payment.

               (b) Stamp and Documentary Tax. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property Taxes which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

               (c) INDEMNIFICATION FOR TAXES. BORROWER AGREES TO INDEMNIFY EACH LENDER AND ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF NON-EXCLUDED TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY NON-EXCLUDED TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO. THIS INDEMNIFICATION SHALL BE MADE WITHIN 10 DAYS FROM THE DATE SUCH LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) MAKES WRITTEN DEMAND THEREFOR.

               (d) Withholding Tax Forms. Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter, including, without limitation, upon the expiration or obsolescence of any previously delivered form or upon the written request of Borrower or Administrative Agent (but only so long as such Lender remains eligible to do so) shall provide Borrower and Administrative Agent with (i) two duly completed copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY, W-9, or other applicable or successor form, as the case may be and (ii) any other governmental forms or certificates which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate withholding tax, which has been reasonably requested by Borrower or Administrative Agent. If an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms.

               (e) Failure to Provide Withholding Forms; Change in Tax Law. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form required to be provided pursuant to SECTION 4.6(d), such Lender shall not be entitled

                              37    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        to indemnification under this SECTION 4.6 with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Non-Excluded Taxes. Each Lender which fails to provide to Borrower in a timely manner such forms shall reimburse Borrower or Administrative Agent upon demand for any penalties paid by Borrower or Administrative Agent as a result of any failure of Borrower to withhold the required amounts that are caused by such Lender's failure to provide the required forms in a timely manner.

               (f) Changes in Applicable Lending Office. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will use best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable Lending Office so as to eliminate or reduce any such additional payments or amounts which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

               (g) Refund or Credit of Tax. If any Lender or Administrative Agent, as the case may be, obtains a refund of any Non-Excluded Tax or Other Tax for which payment has been made by Borrower pursuant to this SECTION 4.6, or receives a full or partial credit in computing its tax liability in any jurisdiction, which credit in the good faith judgment of such Lender or Administrative Agent, as the case may be (and without any obligation to disclose its tax records to Borrower), is attributable to any such Non-Excluded Tax or Other Tax, the amount of such refund or the appropriate portion of such credit (together with any interest received thereon) promptly shall be paid to Borrower.

               (h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Commitments and the payment in full of the Obligations.

        4.7 REMOVAL OF LENDERS. If (a) a Lender or a Participant requests compensation pursuant to SECTIONS 4.1 or 4.6 and the Requisite Lenders are not also doing the same, or (b) the obligation of a Lender to make Eurodollar Loans or to Continue, or to Convert Loans into Eurodollar Loans shall be suspended pursuant to SECTION 4.1 or SECTION 4.3, but the obligation of the Requisite Lenders shall not have been suspended under such Sections, Borrower may either
(i) demand that such Lender or Participant (the "AFFECTED LENDER"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to an Eligible Assignee subject to and in accordance with the provisions of SECTION 12.4 for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender (together with any participation held by the affected Lender in any Swing Line Loan pursuant to
SECTION 2.2(c) or in any LC and related reimbursement obligations under the LC Subfacility pursuant to SECTION 2.3(b)) plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, or (ii) pay to the Affected Lender the aggregate principal balance of Loans (together with any participation held by the Affected Lender in any Swing Line Loan pursuant to SECTION 2.2(c)or in any LC and related reimbursement obligations under the LC Subfacility pursuant to SECTION 2.3(b)) then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, whereupon the Affected Lender shall no longer be a party hereto or have any rights

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
or obligations hereunder or under any of the other Loan Documents, subject to the survival of certain provisions as set forth in SECTION 12.14. Each of Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall Administrative Agent, the Affected Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by Borrower of its rights under this Section shall be at Borrower's sole cost and expenses and at no cost or expense to Administrative Agent, the Affected Lender, or any of the other Lenders. The terms of this Section shall not in any way limit Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to SECTION 4.

SECTION 5 CONDITIONS PRECEDENT.

        5.1 INITIAL CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to the following conditions precedent:

               (a) Administrative Agent shall have received each of the following, in form and substance satisfactory to the Lenders:

                      (i) Counterparts of this Agreement executed by each of the parties hereto;

                      (ii) With respect to any Lender requesting Notes pursuant
               to SECTION 2.11(b), a Revolving Note, in the form of EXHIBIT E-1, one payable to each such requesting Lender (as the case may be);

                      (iii) If requested by Swing Line Lender pursuant to
               SECTION 2.11(b), a Swing Line Note in the form of EXHIBIT E-2, payable to Swing Line Lender;

                      (iv) Copies (certified by the Secretary or Assistant
               Secretary of Borrower) of the Articles of Incorporation and Bylaws of Borrower;

                      (v) An opinion of Sutherland Asbill & Brennan LLP, counsel to Borrower, addressed to Administrative Agent and the Lenders, in substantially the form of EXHIBIT F;

                      (vi) A certificate of incumbency signed by the Secretary
               or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents and the officers of Borrower then authorized to deliver Notices of Borrowing, LC Requests, Notices of Continuation, and Notices of Conversion;

                      (vii) Copies (certified by the Secretary or Assistant
               Secretary of Borrower) of all corporate action taken by Borrower to authorize the execution, delivery, and performance of the Loan Documents;

                      (viii) A copy of each of the documents, instruments, and
               agreements evidencing any of the Indebtedness described on SCHEDULE 6.1(g)and a copy of each Material Contract described on SCHEDULE 6.1(h), certified as true, correct, and complete by the chief financial officer of Borrower;


                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

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
                      (ix) The Fees then due under SECTION 3.8;

                      (x) A Compliance Certificate calculated as of March 31,
               2001;

                      (xi) Payment by Borrower of all outstanding Indebtedness
               owed to any Non-Continuing Lender, if any, under the Existing Agreement, together with a payoff letter in form and substance reasonably acceptable to Administrative Agent.

                      (xii) Repayment of all accrued and unpaid interest under
               the Existing Agreement and repayment of all unpaid fees and other amounts payable under the Existing Agreement.

                      (xiii) A certificate from Borrower (in form and substance
               satisfactory to Administrative Agent), certifying that as of the Effective Date:

                      (A) there shall not have occurred any event, condition, situation, or status since the date of the information contained in (i) the financial and business projections, budgets, pro forma data, and forecasts concerning Borrower and its Subsidiaries delivered to Administrative Agent and the Lenders prior to the Effective Date or (ii) the facts or information represented or provided to Lenders prior to the Effective Date as set forth in Borrower's most recent 10-K and 10-Q or represented or provided by Borrower in the meeting with the Lenders conducted on June 15, 2001, which event, condition, situation, or status has had or could reasonably be expected to result in a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Borrower and its Subsidiaries, taken as a whole;

                      (B) there is no litigation, action, suit, investigation, or other arbitral, administrative, or judicial proceeding pending or threatened which could reasonably be expected to (x) result in a Material Adverse Effect or (y) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower to fulfill its obligations under the Loan Documents; and

                      (C) Borrower and its Subsidiaries shall have received all approvals, consents, and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with, or violation of (x) any Applicable Law or
                      (y) any agreement, document, or instrument to which Borrower or any Subsidiary is a party or by which any of them or their respective properties is bound (including without limitation, the Senior Note Agreements), except for such approvals, consents, waivers, filings, and notices the receipt, making, or giving of which would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower to fulfill its obligations under the Loan Documents; and

                      (xiv) Such other documents, agreements and instruments as
               Administrative Agent on behalf of the Lenders may reasonably request.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

               (b) In the good faith judgment of Administrative Agent and the Lenders, there shall not have occurred or exist any material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

        5.2 CONDITIONS PRECEDENT TO ALL LOANS OR LC ISSUANCES. The obligation of the Lenders to make any Loans (other than Loans constituting the payment by LC Issuer of drafts under LCs) or the obligation of LC Issuer to issue any LC is subject to the further conditions precedent that: (a) Borrower is in compliance with the Asset Coverage Ratio requirements as set forth in SECTION 9.1(e) immediately prior to the making of such Loan and immediately after giving effect thereto; (b) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (c) the representations and warranties made or deemed made by Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (d) in the case of the borrowing of Loans (other than Swing Line Loans), Administrative Agent shall have received a timely Notice of Borrowing; and (e) in the case of the issuance of an LC, Administrative Agent shall have timely received an LC Request (together with the applicable LC Agreement) and the Fees provided for in SECTION 3.8 for the account of LC Issuer and the Lenders entitled thereto. Each Credit Event shall constitute a certification by Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless Borrower otherwise notifies Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of an LC, Borrower shall be deemed to have represented to Administrative Agent and the Lenders at the time such Loan is made or LC is issued that all conditions to the making of such Loan or the issuance of such LC contained in SECTION 5 have been satisfied. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Requisite Lenders, the Lenders may fund any Loan or LC Issuer may issue any LC without all conditions being satisfied, but, to the extent permitted by Applicable Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Requisite Lenders specifically waive each such item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES.

        6.1 REPRESENTATIONS AND WARRANTIES. In order to induce Administrative Agent and each Lender to enter into this Agreement and to make Loans and to induce LC Issuer to issue LCs, Borrower represents and warrants to Administrative Agent, LC Issuer, and each Lender as follows:

               (a) Organization; Power; Qualification. Except as disclosed on SCHEDULE 6.1(a), each of Borrower and its Subsidiaries is a corporation, partnership, or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, partnership, or other legal entity, and authorized to do business, in

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have, in each instance, a Material Adverse Effect.

               (b) Ownership Structure. As of the Agreement Date, SCHEDULE 6.1
        (b) correctly sets forth the corporate structure and ownership interests of the Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, and their percentage equity or voting interest in such Subsidiary. As of the Agreement Date, SBIC, REIT, and Allied Capital, CMT Inc. are the only Material Subsidiaries. Except as set forth in such Schedule, and except for Permitted Preferred Stock:

                      (i) No Consolidated Subsidiary has issued to any third
               party any securities convertible into such Consolidated Subsidiary's capital stock or other equity interests or any options, warrants, or other rights to acquire any securities convertible into such capital stock or other equity interests, and

                      (ii) The outstanding capital stock of, or other equity
               interests in, each Consolidated Subsidiary are owned by Borrower and its Consolidated Subsidiaries indicated on such Schedule free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. All such outstanding capital stock and other equity interests have been validly issued and, in the case of capital stock, are fully paid and nonassessable.

               (c) Authorization of Agreement, Notes, Loan Documents, and Borrowings. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder or to request the issuance of an LC and to incur reimbursement obligations with respect thereto. Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents have been duly executed and delivered by the duly authorized officers of Borrower, and each is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its respective terms.

               (d) Compliance of Agreement, Notes, Loan Documents, and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes, if any, and the other Loan Documents in accordance with their respective terms, and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or otherwise:
        (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law (including all Environmental Laws) relating to Borrower or any Subsidiary; (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower or the organizational documents of any Subsidiary, or any indenture, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary.

               (e) Compliance with Law; Governmental Approvals. Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        Applicable Laws relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

               (f) Ownership of Assets; Liens. Each of Borrower and its Consolidated Subsidiaries has good title to all of its assets. There are no Liens against any of such assets except for Liens permitted by
        SECTION 9.3.

               (g) Indebtedness. SCHEDULE 6.1(g) is, as of the Effective Date, a complete and correct listing of all Indebtedness of Borrower and its Subsidiaries, including all guaranties of Borrower and its Subsidiaries and all letters of credit and acceptance facilities extended to Borrower or any Subsidiary.

               (h) Material Contracts. SCHEDULE 6.1(h) is a true, correct, and complete listing of all Material Contracts as of the Effective Date.

               (i) Litigation. There are no actions, suits, or proceedings pending (nor, to the knowledge of Borrower or any Subsidiary, are there any actions, suits, or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting Borrower or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which is reasonably likely to be adversely determined and result in a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts, or other labor disputes in progress or threatened relating to Borrower or any Subsidiary.

               (j) Taxes. All federal, state, and other tax returns of Borrower and its Consolidated Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state, and other Taxes upon Borrower and any of its Consolidated Subsidiaries and their respective properties, income, profits, and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 7.6. None of the United States income tax returns of Borrower and its Consolidated Subsidiaries are under audit as of the Agreement Date. All charges, accruals, and reserves on the books of Borrower and each of its Consolidated Subsidiaries in respect of any Taxes are in accordance with GAAP.

               (k) Financial Statements: No Material Adverse Change. Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Borrower and its Consolidated Subsidiaries for the fiscal year ending December 31, 2000, and the related consolidated statements of operations, changes in net assets, and cash flows for the fiscal year ending on such date, with the opinion thereon of Arthur Andersen, LLP, and (ii) the unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries for the one-fiscal quarter period ending March 31, 2001, and the related consolidated statements of operations, changes in net assets, and cash flows for the one-fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Borrower as at their respective dates and the results of operations, changes in net assets, and cash flows for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither Borrower nor any of its Consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, other liabilities, liabilities for Taxes, unusual or long-term commitments or

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since March 31, 2001, there has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Borrower and its Consolidated Subsidiaries taken as a whole. Each of Borrower and its Consolidated Subsidiaries is Solvent.

               (l) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan except for noncompliances which would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
        Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or (iii) incurred any liability under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               (m) Absence of Defaults. Neither Borrower nor any Material Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement, or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower or any Subsidiary under any Indebtedness, Material Contract, any other agreement (other than this Agreement) or judgment, decree, or order to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

               (n) Environmental Laws. Borrower and its Subsidiaries have obtained all Governmental Approvals which are required under Environmental Laws, and are in compliance with all terms and conditions of such Governmental Approvals, which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure with which to comply could have a Material Adverse Effect. Neither Borrower nor any Subsidiary is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to Borrower or any of its Subsidiaries may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Materials that could be reasonably expected to have a Material Adverse Effect; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the


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                                       44
        knowledge of Borrower or any Subsidiary, after due inquiry, threatened, against Borrower or any of its Subsidiaries relating in any way to Environmental Laws that could be reasonably expected to have a Material Adverse Effect.

               (o) Investment Company; Public Utility Holding Company. Borrower is a "business development company" within the meaning of the Investment Company Act. Neither Borrower nor any Subsidiary is (i) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) except for other Subsidiaries that are business development companies, subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

               (p) Margin Stock. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U (as enacted by the Board of Governors of the Federal Reserve System, as amended). "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of Borrower or any Subsidiary which are subject to any limitation on sale, pledge, or other restrictions hereunder.

               (q) Affiliate Transactions. Except as permitted by SECTION 9.8, neither Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or any Subsidiary is a party. Neither Borrower nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to Borrower, except for SBA approval of dividends paid by SBIC, which Borrower has no reason to believe will not be granted by the SBA.

               (r) Intellectual Property. Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, and copyrights (collectively, "INTELLECTUAL PROPERTY") used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, which the failure to own or have the right to use could reasonably be expected to have a Material Adverse Effect, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

               (s) Accuracy and Completeness of Information. All written information, reports, and other papers and data furnished to Administrative Agent or any Lender by, on behalf of, or at the direction of, Borrower or any Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. As of the Agreement Date, no fact is known to Borrower or any Subsidiary which has had, or may in the future have (so far as Borrower or any Subsidiary can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in SECTION 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to Administrative Agent and the


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                                       45

        Lenders prior to the Effective Date. No document furnished or written statement made to Administrative Agent or any Lender in connection with the negotiation, preparation, or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Borrower or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Notwithstanding the first and third sentences of this SECTION 6.1(s), as to projected financial information, Borrower represents and warrants only that such information, at the time furnished to Administrative Agent or any Lender, was prepared in good faith based on reasonable assumptions under the circumstances.

               (t) RIC Status. Each of Borrower and SBIC qualifies as a RIC.

               (u) Not Plan Assets. The assets of Borrower or any Subsidiary do not and will not constitute "plan assets," within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

               (v) Business. As of the Agreement Date, Borrower and its Subsidiaries are substantially engaged in the businesses described in the Reference 10-Q.

        6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All statements contained in any certificate, financial statement, or other instrument delivered by or on behalf of Borrower or any Subsidiary to Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement, or other instrument delivered by or on behalf of Borrower prior to the Agreement Date and delivered to Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents, and the making of the Loans.

SECTION 7 AFFIRMATIVE COVENANTS.

        For so long as this Agreement is in effect and thereafter until the payment in full of the Obligations and the termination or expiration of all LCs, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5, all of the Lenders) shall otherwise consent in the manner provided for in SECTION 12.5, Borrower shall:

        7.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Except as otherwise permitted under SECTION 9.5, preserve and maintain, and Borrower shall cause each Material Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses, and privileges in the jurisdiction of its

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                                       46
incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could have a Material Adverse Effect.

        7.2 COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS. Comply, and Borrower shall cause each Material Subsidiary to comply, with (a) all Applicable Laws (including, without limitation, ERISA, Environmental Laws, and the Investment Company Act), including the obtaining of all Governmental Approvals, the failure with which to comply could have a Material Adverse Effect, and (b) all material terms and conditions of all Material Contracts to which it is a party.

        7.3 MAINTENANCE OF PROPERTY. In addition to the requirements of any of the other Loan Documents, (a) protect and preserve, and Borrower shall cause each Material Subsidiary to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order, and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made, and Borrower shall cause each Material Subsidiary to make, all needed and appropriate repairs, renewals, replacements, and additions to such properties, so that the business carried on in connection therewith may be properly and effectively conducted at all times.

        7.4 CONDUCT OF BUSINESS. Together with its Subsidiaries, at all times carry on their business described in the Reference 10-Q.

        7.5 INSURANCE. In addition to the requirements of any of the other Loan Documents, maintain, and Borrower shall cause each Material Subsidiary to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law.

        7.6 PAYMENT OF TAXES AND CLAIMS. Pay or discharge, and Borrower shall cause each Material Subsidiary to pay and discharge, when due (a) all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, and landlords for labor, materials, supplies, and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such Tax or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of Borrower or such Subsidiary, as applicable, in accordance with GAAP.

        7.7 VISITS AND INSPECTIONS. Permit, and Borrower shall cause each Material Subsidiary to permit, representatives or agents of Administrative Agent or any Lender, from time to time, as often as may be reasonably requested and at the expense of Administrative Agent (unless an Event of Default shall be continuing in which case the exercise by Administrative Agent of its rights under this Section shall be at the expense of Borrower), but only during normal business hours, to: (a) visit and inspect all properties of Borrower and each Material Subsidiary; (b) inspect and make extracts from their respective books and records, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial conditions, results of operations, and business prospects. If requested by Administrative Agent, Borrower shall execute an authorization letter addressed to its accountants authorizing Administrative Agent or any Lender to discuss the financial affairs of Borrower and any Material Subsidiary with its accountants.


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
        7.8 USE OF PROCEEDS. Use the proceeds of Loans to repay existing Indebtedness owed to any Non-Continuing Lender under the Existing Agreement, to repay all accrued and unpaid interest and fees under the Existing Agreement, to pay the fees and expenses related to the amendment and restatement of the Existing Agreement, and for working capital and general corporate purposes of Borrower and its Subsidiaries. Borrower shall not, and Borrower shall not permit any Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        7.9 ENVIRONMENTAL MATTERS. Comply, and Borrower shall cause all of its Subsidiaries to comply, with all Environmental Laws, the failure with which to comply could have a Material Adverse Effect. If Borrower or any Subsidiary shall
(a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower or any Subsidiary alleging violations of any Environmental Law or requiring Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials, or (c) receive any notice from a Governmental Authority or private party alleging that Borrower or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, Borrower shall provide Administrative Agent with a copy of such notice within ten days after the receipt thereof by Borrower or any of the Subsidiaries. Borrower and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

        7.10 BOOKS AND RECORDS. Maintain, and Borrower shall cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

        7.11 STATUS OF RIC AND BDC. At all times maintain, and cause SBIC to maintain, its status as a RIC under the Internal Revenue Code, and as a "business development company" under the Investment Company Act.

        7.12 ERISA EXEMPTIONS. Not, and Borrower shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

        7.13 FURTHER ASSURANCES. At Borrower's cost and expense, upon the request of Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent and the Lenders such further instruments, documents, and certificates, and do and cause to be done such further acts that may be necessary or advisable in the opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 8 INFORMATION.

        For so long as this Agreement is in effect and thereafter until payment in full of the Obligations and the termination or expiration of all LCs, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5,


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
all of the Lenders) shall otherwise consent in the manner set forth in SECTION 12.5, Borrower shall furnish to each Lender (or to Administrative Agent if so provided below) at its Lending Office:

        8.1 QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first, second, and third fiscal quarters of Borrower, the consolidated balance sheets of Borrower and its Consolidated Subsidiaries as at the end of each such period and the related consolidated statements of operations, changes in net assets, and cash flows of Borrower and its Consolidated Subsidiaries for each such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

        8.2 YEAR-END STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and (except in the case of the statement of changes in net assets) consolidating statements of operations, changes in net assets, and cash flows of Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of Borrower and its Consolidated Subsidiaries as at the date thereof and the result of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose opinion shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized Borrower to deliver such financial statements and opinion thereon to Administrative Agent and the Lenders pursuant to this Agreement.

        8.3 COMPLIANCE CERTIFICATE; ASSET REPORTS.

               (a) At the time the financial statements are furnished pursuant to SECTIONS 8.1 and 8.2, a Compliance Certificate: (i) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not Borrower and its Consolidated Subsidiaries were in compliance with the covenants contained in SECTION 9.1, (ii) stating that, to the best of his or her knowledge, information, and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, and whether it is continuing and the steps being taken by Borrower with respect to such event, condition, or failure. At the time the financial statements are furnished pursuant to SECTION 8.2, Borrower will deliver to the Lenders a certificate of the independent accountants performing the audit of such financial statements acknowledging that Borrower was in compliance with the financial covenants of SECTION 9.1, and setting forth the procedures used to make such determination.

               (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, and within 90 days after the end of the last fiscal quarter of each fiscal year, the following reports with respect to Investments of Borrower and its Consolidated Subsidiaries, as of the end of such fiscal quarter, in form and scope acceptable to Administrative Agent:


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
                      (i) A consolidated statement of Investments as presented
               in Borrower's consolidated financial statements;

                      (ii) A report of unrealized and realized gains (losses)
               (with detail as to unrealized gains and losses by portfolio company for private finance Investments and in the aggregate for Commercial Mortgage Loans, and other Investments); and

                      (iii) A delinquency report identifying loans over 120 days past-due.

        8.4 OTHER INFORMATION.

               (a) Not later than 90 days prior to the last day of each fiscal year of Borrower, pro forma projected consolidated financial statements for Borrower and its Consolidated Subsidiaries reflecting the forecasted financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a quarterly basis for the next succeeding year, accompanied by calculations establishing whether or not Borrower would be in compliance on a pro forma basis with the covenants contained in SECTION 9.1, in each case in form and detail reasonably acceptable to the Administrative Agent;

               (b) Promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report;

               (c) Within five Business Days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q, and 8-K (or their equivalents) and all other periodic reports which Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

               (d) Promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports, and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by Borrower;

               (e) If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent, or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or


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
        contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of Borrower setting forth details as to such occurrence and action, if any, which Borrower or applicable member of the ERISA Group is required or proposes to take;

               (f) To the extent Borrower or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower or any Subsidiary or any of their respective properties, assets, or businesses which, if determined or resolved adversely to such Person, could have a Material Adverse Effect; and prompt notice of the receipt of notice that any United States income tax returns of Borrower or any of its Subsidiaries are being audited;

               (g) To the extent not previously delivered to the Lenders, a copy of the articles of incorporation, bylaws, partnership agreement, or other similar organizational documents of Borrower, any Material Subsidiary, and any amendment thereto, in each case within five Business Days of the effectiveness thereof;

               (h) Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower or any Subsidiary which has had or may have a Material Adverse Effect,

               (i) Prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower or any Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

               (j) Prompt notice of any order, judgment, or decree in excess of $5,000,000 having been entered against Borrower or any Subsidiary or any of their respective properties or assets;

               (k) Prompt notice, which notice shall, in the case of a Material Subsidiary, be delivered no later than five days following the occurrence, of the acquisition, incorporation, or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof, and whether such Subsidiary is a Material Subsidiary;

               (l) At the time the quarterly financial statements are furnished in accordance with SECTION 8.1, a list of the Persons who are Material Subsidiaries as of the date of the balance sheet included in such quarterly financial statements;

               (m) Promptly upon entering into any Material Contract after the Agreement Date, a copy to Administrative Agent of such Material Contract; and

               (n) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets,


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
        liabilities, financial condition, results of operations, or business prospects of Borrower or any of its Material Subsidiaries as Administrative Agent or any Lender may reasonably request.

SECTION 9 NEGATIVE COVENANTS.

        For so long as this Agreement is in effect and thereafter until the payment in full of the Obligations and the termination or expiration of all LCs, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5, all of the Lenders) shall otherwise consent in the manner set forth in SECTION 12.5, Borrower shall not, directly or indirectly:

        9.1 FINANCIAL COVENANTS. Permit:

               (a) Ratio of Consolidated Debt to Consolidated Shareholders' Equity. The ratio of Consolidated Debt to Consolidated Shareholders' Equity to exceed 1.50 to 1.00 at the end of any fiscal quarter.

               (b) Minimum Tangible Net Worth. Consolidated Shareholders' Equity to be less than (i) $845,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected by Borrower or any of its Consolidated Subsidiaries at any time after March 31, 2001 (excluding the Net Proceeds of any Equity Issuance by a Consolidated Subsidiary to a Consolidated Subsidiary or to Borrower).

               (c) Ratio of Adjusted EBIT to Interest Expense. The ratio of the Adjusted EBIT to Interest Expense of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of the last day of each fiscal quarter for the period of four successive fiscal quarters ended on such day, to be less than 1.80 to 1.00 at the end of such fiscal quarter.

               (d) Priority Debt. The aggregate principal amount of Priority Debt to exceed 25% of Consolidated Shareholders' Equity.

               (e) Asset Coverage Ratio. The Asset Coverage Ratio to be less than 2 to 1.

        9.2 INTEREST RATE AGREEMENTS. Enter into, or permit any Consolidated Subsidiary to enter into, any Interest Rate Agreement except in the ordinary course of business pursuant to bona fide hedging transactions and not for speculation.

        9.3 LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

               (a) Create, assume, or incur, or permit or suffer to exist (or permit any Consolidated Subsidiary to create, incur, assume, or permit or suffer to exist) any Lien upon any of its assets, including, without limitation, the equity interests of Borrower or any Subsidiary in their respective Subsidiaries, other than:

                      (i) the Permitted Liens;

                      (ii) Liens securing the Obligations, if any; and



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
                      (iii) Liens securing Indebtedness (including Liens in
               existence on the Effective Date and securing the Indebtedness described on SCHEDULE 6.1(g)), so long as the aggregate Indebtedness secured by all such Liens is permitted within the limitations of SECTION 9.1.

               (b) Except for SBA consents that may be required for SBIC, create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by Borrower or any other Subsidiary of Borrower; (ii) pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) make loans or advances to Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Borrower or any other Subsidiary.

               (c) Create, incur, assume, or permit to exist, directly or indirectly, or permit any Consolidated Subsidiary, directly or indirectly, to create, incur, assume, or permit to exist (upon the happening of a contingency or otherwise) any Lien (except Liens permitted by SECTION 9.3(a)) on or with respect to any property that secures Indebtedness of Borrower or its Consolidated Subsidiaries, including, without limitation, Indebtedness outstanding under the Senior Notes or the Senior Note Agreements, unless Borrower makes, or causes to be made, effective provision whereby the Obligations will be equally and ratably secured with any and all other Debt of Borrower or its Consolidated Subsidiaries thereby secured; provided that, such security is granted pursuant to an agreement reasonably satisfactory to the Requisite Lenders.

        9.4 DISTRIBUTIONS TO SHAREHOLDERS. If an Event of Default specified in
SECTION 10.1(a) or SECTION 10.1(b)occurs and is not cured within ten Business Days thereafter, if a Default or an Event of Default specified in SECTION 10.1(f) or SECTION 10.1(g)shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to SECTION 10.2(a), make (a) any dividend or other distribution on account of any of its capital stock; (b) any acquisition for value of any capital stock of Borrower; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire any capital stock of Borrower.

        9.5 MERGER, CONSOLIDATION AND SALES OF ASSETS.

               (a) (i) Enter into, or permit any Consolidated Subsidiary to enter into, any transaction of merger or consolidation; (ii) liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution) or permit any Consolidated Subsidiary to do any of the foregoing; (iii) convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Consolidated Subsidiaries, in each case whether now owned or hereafter acquired (a "SALE") or permit any Consolidated Subsidiary to do any of the foregoing; provided, however, that, so long as no Default or Event of Default is or would be in existence at the time of such event or immediately after giving effect thereto:

                      (A) Any Consolidated Subsidiary may merge or consolidate
               with or into, or effect a Sale to, Borrower or any Wholly Owned Subsidiary, so long as (1) in any merger or consolidation involving Borrower, Borrower shall be the surviving or continuing


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
               corporation and (2) in any merger or consolidation involving a Wholly Owned Subsidiary (and not Borrower), a Wholly Owned Subsidiary shall be the surviving or continuing corporation;

                      (B) In addition to the transactions permitted under CLAUSE
               (E) below, Borrower may convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, its business or assets, or the capital stock of or other equity interests in any of its Consolidated Subsidiaries, in each case whether now owned or hereafter acquired, to any of its Consolidated Subsidiaries, so long as (1) the Book Value of such assets sold (in one or a series of transactions) in a given fiscal year does not exceed 15% of the total assets of Borrower determined at the close of the immediately preceding fiscal year, or (2) the operations of such assets sold generated does not exceed 15% of the consolidated operating profit of Borrower during the immediately preceding fiscal year;

                      (C) A Consolidated Subsidiary may liquidate;

                      (D) Borrower or any Consolidated Subsidiary may merge or
               consolidate with any other corporation; provided that, Borrower or a Wholly Owned Subsidiary shall be the continuing or surviving corporation and;

                      (E) Borrower or any Consolidated Subsidiary may effect a
               Sale of Investments (other than Investments in a Consolidated Subsidiary) or Foreclosure Property to third parties, to any Special Purpose Subsidiary, or (solely with respect to Foreclosure Property) to any Unrestricted Subsidiary in arm's length transactions on a non-recourse basis, so long as the purchaser of such Investment or Foreclosure Property does not and will not have a claim against or interest in any other assets of Borrower or any Consolidated Subsidiary to support the value of the assets so sold or to enhance the creditworthiness of securities or Debt secured by or evidencing an interest in such assets or in the holder thereof; and

                      (F) Borrower or any Consolidated Subsidiary may effect a
               Sale of capital stock or other equity interests in an Unrestricted Subsidiary to third parties in arm's length transactions; or

               (b) Permit any Consolidated Subsidiary to issue any voting stock of such Consolidated Subsidiary except to satisfy the rights of minority shareholders to receive issuances of stock, which are non-dilutive to Borrower and/or any Consolidated Subsidiary; provided that, the foregoing restrictions do not apply to issuances of voting stock to Borrower or to a Wholly Owned Subsidiary or the issuance of directors' qualifying shares.

        As used in this Section, a sale of assets will be deemed a "substantial part" of the assets of Borrower and its Consolidated Subsidiaries if (y) the Book Value of such assets sold (in one or a series of transactions) in a given fiscal year (except those assets transferred pursuant to CLAUSE (B), (E), or (F) above sold in the ordinary course of business) exceeds 15% of the total assets of Borrower and its Consolidated Subsidiaries determined at the close of the immediately preceding fiscal year, or (z) the operations of such assets sold (except those assets transferred pursuant to CLAUSE (B), (E), or (F) above sold in the ordinary course of business) generated 15% or more of the consolidated operating profit of Borrower and its Consolidated Subsidiaries during the immediately preceding fiscal year.

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
        9.6 FISCAL YEAR. Change its fiscal year from that in effect as of the Agreement Date.

        9.7 MODIFICATIONS TO MATERIAL CONTRACTS. Enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract which could have a Material Adverse Effect or default in the performance of any obligations of Borrower or any Subsidiary under any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

        9.8 TRANSACTIONS WITH AFFILIATES. Permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of Borrower or with any director, officer, or employee of Borrower, any Subsidiary, or any other Affiliate, except transactions involving consideration in aggregate amount for all such transactions not in excess of $5,000,000 per fiscal year, and transactions in the ordinary course of, and pursuant to the reasonable requirements of the, business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

        9.9 SUBSIDIARY SENIOR NOTE GUARANTY. Permit any Consolidated Subsidiary to guarantee (including without limitation, any Subsidiary Senior Note Guaranty) or assume or agree to become liable in any way, either directly or indirectly, for any Debt of Borrower or any Consolidated Subsidiary (other than (i) guaranties or assumptions of Debt of a Consolidated Subsidiary so long as such Debt does not constitute Senior Debt and (ii) guaranties of the Obligations), unless and until Borrower shall first furnish to Administrative Agent (a) an unconditional Subsidiary Bank Guaranty, (b) an Intercreditor Agreement, and (c) an opinion of counsel to the effect that such Subsidiary Bank Guaranty has been duly authorized, executed, and delivered by such Consolidated Subsidiary and constitutes the legal, valid, and binding obligation of such Consolidated Subsidiary, enforceable against such Consolidated Subsidiary in accordance with the terms thereof, and covering such other matters as the Requisite Lenders may reasonably request.

        9.10 EMPLOYEE BENEFIT PLANS. Engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code).

        9.11 PAYMENT OF OBLIGATION. Borrower shall pay the Obligations in accordance with the terms and provisions of the Loan Documents. Borrower and its Consolidated Subsidiaries shall not (a) if an Event of Default shall have occurred and be continuing, make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligations), whether subordinate to the Obligations or not or (b) use proceeds from the Loans to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of Borrower or any of its Subsidiaries.

SECTION 10 DEFAULT.

        10.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

               (a) Default in Payment of Principal. Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration, or otherwise) the principal of any of the Loans.


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
               (b) Default in Payment of Other Amounts. Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than the principal of any Loan) owing by Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of three Business Days after the earlier of (i) the date upon which Borrower obtains knowledge of such failure or (ii) the date upon which Borrower has received written notice of such failure from Administrative Agent.

               (c) Default in Performance. (i) Borrower shall fail (or, where applicable, shall fail to cause any Subsidiary) to perform or observe any term, covenant, condition or agreement on its part to be performed or observed contained in SECTIONS 7.11, 7.12, 8.4(i), or in SECTION 9 or
        (ii) Borrower shall fail (or, where applicable, shall fail to cause any Subsidiary) to perform or observe any term, covenant, condition, or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this CLAUSE (ii) such failure shall continue for a period of 30 days after the earlier of (x) the date upon which Borrower obtains knowledge of such failure or (y) the date upon which Borrower has received written notice of such failure from Administrative Agent.

               (d) Misrepresentations. Any written statement, representation, or warranty made or deemed made by or on behalf of Borrower or any Subsidiary under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of Borrower or any Subsidiary to Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

               (e) Indebtedness Cross-Default.

                      (i) Borrower or any Consolidated Subsidiary shall fail to
               pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) or any Contingent Obligations having an aggregate outstanding principal amount of $5,000,000 or more, or

                      (ii) the maturity of any Indebtedness (other than the
               Loans) of Borrower or any Consolidated Subsidiary having an aggregate outstanding principal amount of $5,000,000 or more shall have (x) been accelerated in accordance with the provisions of any indenture, contract, or instrument evidencing, providing for the creation of, or otherwise concerning such Indebtedness or
               (y) been required to be prepaid prior to the stated maturity thereof; or

                      (iii) any other event shall have occurred and be
               continuing with respect to any Indebtedness (other than the Loans) of Borrower or any Consolidated Subsidiary having an aggregate outstanding principal amount of $5,000,000 or more which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders, or any other Person to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.


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               (f) Voluntary Bankruptcy Proceeding. Borrower, any Consolidated
        Subsidiary, or any Other Relevant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors;
        (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or similar action for the purpose of effecting any of the foregoing.

               (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any Consolidated Subsidiary or any Other Relevant Subsidiary, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver custodian, liquidator or the like of such Person, or of all or any substantial part of the assets domestic or foreign, of such Person, and such case or proceeding is not dismissed within 60 days after it is commenced.

               (h) Contest of Loan Documents. Borrower or any Subsidiary shall disavow, revoke, or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit, or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note, or any other Loan Document.

               (i) Judgment. A judgment or order for the payment of money shall be entered against Borrower or any Consolidated Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against Borrower and its Consolidated Subsidiaries, $5,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue unpaid for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

               (j) Attachment. A warrant, writ of attachment, execution, or similar process shall be issued against any property of Borrower or any Consolidated Subsidiary which exceeds, individually or together with all other such warrants, writs, executions, and processes, $5,000,000 in amount and such warrant, writ, execution, or process shall not be discharged, vacated, stayed, or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution, or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution, or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or any of its Consolidated Subsidiaries.


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               (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000.

               (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

               (m) Change of Control.

                      (i) Any "person" or "group" (as such terms are used in
               Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of Borrower; or

                      (ii) During any twelve-month period (commencing on or
               after the Agreement Date), a majority of the Board of Directors of Borrower shall no longer be composed of individuals (A) who were members of such Board of Directors on the first date of such period, (B) whose election or nomination to such Board of Directors was approved by individuals referred to in CLAUSE (A) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (C) whose election or nomination to such Board of Directors was approved by individuals referred to in CLAUSES (A) and (B) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

               (n) Dissolution. Any order, judgment, or decree is entered against Borrower, any Material Subsidiary or any Other Relevant Subsidiary decreeing the dissolution or split up of such Person, and such order remains undischarged or unstayed for a period in excess of 30 days.

               (o) Payment of Certain Other Agreements. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, or redemption) by Borrower or any of its Consolidated Subsidiaries of any Debt, including without limitation, the Senior Notes, in a manner or at a time during which such payment is not permitted under the terms of the Loan Documents, or under any instrument or document evidencing or creating such Debt.


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               (p) LCs. LC Issuer shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any drafts under any LC and either (i) there has been a draft under such LC which LC Issuer would otherwise be obligated to pay and Borrower has refused to reimburse LC Issuer for such payment or (ii) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

        10.2 REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default the following provisions shall apply:

               (a) Acceleration; Termination of Facilities.

                      (i) Automatic. Upon the occurrence of an Event of Default
               specified in SECTIONS 10.1(f) or 10.1(g), (A) the entire unpaid balance of the Obligations of Borrower under the Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower and Borrower shall be required to provide cash collateral in an amount equal to 100% of the LC Exposure then existing in accordance with SECTION 2.3(g) and (B) each of the Commitments (including the Swing Line Commitment and LC Commitment) and the obligation of Lenders to make Loans and the obligation of LC Issuer to issue LCs shall immediately and automatically terminate;

                      (ii) Optional. If any other Event of Default shall have
               occurred and be continuing, Administrative Agent may, and at the direction of the Requisite Lenders shall (subject to the terms of SECTION 11): (A) declare the entire unpaid balance of the Obligations under the Loan Documents, or any part thereof, immediately due and payable; whereupon the same shall immediately become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower, (B) demand Borrower to provide cash collateral in an amount equal to 100% of the LC Exposure then existing in accordance with SECTION 2.3(g), and (C) terminate the Commitments (including the Swing Line Commitment and the LC Commitment) and the obligation of Lenders to make Loans hereunder and the obligation of LC Issuer to issue LCs hereunder.

               (b) Loan Documents. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall (subject to the terms of SECTION 11), exercise any and all of its rights under any and all of the other Loan Documents.

               (c) Applicable Law. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law, including without limitation, (i) reduce any claim to judgment;
        (ii) to the extent permitted by Applicable Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the rights of offset or banker's Lien against the interest of Borrower and each Consolidated Subsidiary in and to every account (other than special accounts, trust accounts, or escrow accounts maintained by Borrower in a fiduciary capacity or as an agent for unrelated third parties) and other property of Borrower and each Consolidated Subsidiary which are in the


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
        possession of Administrative Agent or any Lender to the extent of the full amount of the Obligations (to the extent permitted by Applicable Law, Borrower and each Consolidated Subsidiary being deemed directly obligated to each Lender in the full amount of the Obligations for such purposes); and (iii) exercise any and all other legal or equitable rights afforded by the Loan Documents, the Applicable Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Administrative Agent or any Lender in any of the Loan Documents.

        10.3 REMEDIES UPON CERTAIN DEFAULTS. Upon the occurrence of a Default specified in SECTIONS 10.1(f) or 10.1(g), the Commitments (including the Swing Line Commitment and the LC Commitment) shall immediately and automatically terminate.

        10.4 ALLOCATION OF PROCEEDS. If a Default or Event of Default shall have occurred and be continuing, all payments received by Administrative Agent, LC Issuer, Swing Line Lender, or any Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder (including proceeds from the exercise of any rights), shall be applied by Administrative Agent in the following order and priority:

               (a) Amounts due to Administrative Agent, LC Issuer, and the Lenders in respect of Fees and expenses due under SECTION 12.2;

               (b) Payments of interest on the Revolving Loans and the Swing Line Loans to be applied for the ratable benefit of Lenders, Swing Line Lender, and any participating Lenders under the Swing Line Subfacility pursuant to SECTION 2.2(c);

               (c) Payment of all unpaid reimbursement obligations with respect to any LCs issued pursuant to the Agreement which are due and payable and which remain unfunded by any Loan, provided that, such payments shall be allocated ratably among LC Issuer and the Lenders which have funded their participations in such LC;

               (d) Payments of outstanding Swing Principal Debt; provided that, such payments shall be made solely to Swing Line Lender, unless the Lenders have funded participations in the Swing Principal Debt in accordance with SECTION 2.2(c), in which case such payment shall be allocated pro rata among Swing Line Lender and the participating Lenders;

               (e) Payments of principal outstanding under the Revolving Loans, to be applied for the ratable benefit of the Lenders;

               (f) As a deposit with Administrative Agent (for the benefit of LC Issuer and the Lenders which have purchased participations in any outstanding LC), as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs issued pursuant to the Agreement;

               (g) Amounts due to Administrative Agent and the Lenders pursuant to SECTION 12.8;


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               (h) Payments of all other amounts due under any of the Loan
        Documents, if any, to be applied for the ratable benefit of the Lenders; and

               (i) Any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.

        10.5 PERFORMANCE BY ADMINISTRATIVE AGENT. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

        10.6 RIGHTS CUMULATIVE. The rights and remedies of Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.

        10.7 COMPANY WAIVERS. To the extent permitted by Applicable Law, Borrower and each Subsidiary Bank Guarantor, if any, hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligations (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligations (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligations (or any part thereof).

        10.8 DELEGATION OF DUTIES AND RIGHTS. The Lenders and Administrative Agent may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective representatives.

        10.9 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give Administrative Agent or any Lender the right to exercise control over the assets (including real property), affairs, or management of Borrower or any Subsidiary, (b) preclude or interfere with compliance by Borrower or any Subsidiary with any Applicable Law, or (c) require any act or omission by Borrower or any Subsidiary that may be harmful to Persons or property. Any "Material Adverse Effect" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by Borrower or any Subsidiary with any Applicable Law or document, or that Administrative Agent or any Lender does not expect Borrower or any Subsidiary to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Administrative Agent and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Subsidiary arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and Borrower and its Subsidiaries, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of Administrative Agent and the Lenders under the Loan Documents is limited to the rights provided in the Loan Documents, which rights exist solely to


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assure payment and performance of the Obligations and may be exercised in a manner calculated by Administrative Agent and Lenders in their respective good faith business judgment.

        10.10 COURSE OF DEALING. The acceptance by Administrative Agent or the Lenders at any time and from time to time of partial payment on the Obligations shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Requisite Lenders, or the Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Requisite Lenders, or the Lenders in exercising any right under the Loan Documents shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Loan Documents or otherwise.

        10.11 CUMULATIVE RIGHTS. All rights available to Administrative Agent and the Lenders under the Loan Documents are cumulative of and in addition to all other rights granted to Administrative Agent and the Lenders at law or in equity, whether or not the Obligations are due and payable and whether or not Administrative Agent or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

SECTION 11 AGREEMENT AMONG LENDERS.

        11.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender (including any Lender in its capacity as LC Issuer or Swing Line Lender) hereby irrevocably appoints and authorizes Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in SECTION 11.5 and the first sentence of SECTION 11.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any party hereto or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the parties hereto or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower or its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        11.2 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent and LC Issuer shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent, or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel


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(including counsel for the parties hereto), independent accountants, and other experts selected by Administrative Agent and LC Issuer. Administrative Agent may deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with SECTION 12.4. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

        11.3 DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall (subject to SECTION 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Requisite Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

        11.4 RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent), in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any party hereto or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent (collectively, "other activities"), and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any party hereto or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Without limiting the rights of the Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

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        11.5 LC ISSUER. LC Issuer shall act on behalf of the Lenders with respect to any LC issued by it and the documents associated therewith until such time (and except for so long) as Administrative Agent may agree at the request of Required Lenders to act for LC Issuer with respect thereto; provided, however, that LC Issuer shall have all of the benefits and immunities (a) provided to Administrative Agent in this SECTION 11 with respect to any acts taken or omissions suffered by LC Issuer in connection with LCs issued by it or proposed to be issued by it and LC Agreements as fully as if the terms "Administrative Agent" or "Agents" as used in this SECTION 11 included LC Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to LC Issuer.

        11.6 INDEMNIFICATION. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under SECTION 12.2 or SECTION 12.8, but without limiting the obligations of Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under SECTION 12.2, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Obligations and termination or expiration of all LCs.

        11.7 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the parties hereto and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any party hereto or any of its Subsidiaries or Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

        11.8 RESIGNATION OF ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject, so long as no Default or Event of Default has occurred and is continuing, to the approval by Borrower of the successor Administrative Agent, which approval shall not be unreasonably withheld, conditioned, or delayed, and any request for approval shall be deemed granted on the fifth Business Day after Borrower's receipt of such request for approval if Borrower has not responded. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any


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
appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

        11.9 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent and the Lenders.

        11.10 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 11 shall inure to the benefit of Borrower or any Subsidiary of Borrower or any other Person other than the Lenders; consequently, either Borrower or any Subsidiary or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with such provisions.

        11.11 OBLIGATIONS SEVERAL. The obligations of the Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

        11.12 AGENTS. None of the Lenders identified in this Agreement as "Syndication Agent," "Documentation Agent," "Managing Agent," or "Co-Agents" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent," "Documentation Agent," "Managing Agent," or "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender.

SECTION 12 MISCELLANEOUS.

        12.1 NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

        If to Borrower:

               Allied Capital Corporation
               1919 Pennsylvania Avenue, N.W.
               3rd Floor
               Washington, DC 20006
               Attention:    Kelly A. Anderson, Treasurer
               Telecopy:     (202) 973-6328
               Telephone:    (202) 973-6328





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        If to Administrative Agent, LC Issuer, and Swing Line Lender:

               Bank of America, N.A.
               901 Main Street, 66th Floor
               Dallas, Texas 75202
               Attention:    Shelly K. Harper
               Telecopy:     (214) 209-0604
               Telephone:    (214) 209-0567

        If to a Lender:

               To such Lender's address or telecopy number, as applicable, set forth on SCHEDULE 2 hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this SECTION 12.1. All such notices and other communications shall be effective
(a) if mailed, when received; (b) if telecopied, when transmitted; or (c) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to Administrative Agent or any Lender under SECTION 2 shall be effective only when actually received. Neither Administrative Agent nor any Lender shall incur any liability to Borrower (nor shall Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder, except in the case of gross negligence or willful misconduct.

        12.2 EXPENSES. Borrower agrees to pay on demand all costs and expenses of Administrative Agent, Arranger, and LC Issuer in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent and LC Issuer (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. All costs and expenses of Administrative Agent, LC Issuer, and Lenders described in this SECTION 12.2 are part of the Obligations and, if Borrower shall not have paid such costs and expenses on or before the 60th day from the date an invoice is presented to Borrower, Administrative Agent is hereby irrevocably authorized to fund such obligation as a Swing Line Loan to the extent of availability under the Swing Line Subfacility.

        12.3 JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

               (a) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR


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
        ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

               (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY
        SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

               (c) BORROWER AND EACH OTHER PARTY HERETO CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

               (d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        12.4 SUCCESSORS AND ASSIGNS.

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights, obligations, or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or its Revolving Loans, together with any funded participations under the Swing Line Subfacility and the LC Subfacility); provided, however, that:

                      (i) Each such assignment shall be to an Eligible Assignee;

                      (ii) Except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment


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
               shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                      (iii) Each such assignment by a Lender shall be of a
               constant, and not varying, percentage of all of its rights and obligations under this Agreement and each Note (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes); and

                      (iv) The parties to such assignment shall execute and
               deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT A hereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and a processing fee of $3,500.

        Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

               (b) Administrative Agent shall maintain at its address referred to in SECTION 12.1 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of EXHIBIT A hereto,
        (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto and Borrower.

               (d) Each Lender may sell participations to one or more Persons (each a "PARTICIPANT") in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in SECTION 4 and the right of set-off contained


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
        in SECTION 3.4 (provided that Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender from whom such participation was purchased under such Sections as though no participation had been sold), and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Notes (to the extent the Principal Debt owed to such Lender is evidenced by any Notes) and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes (to the extent the Principal Debt owed to such Lender is evidenced by any Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any "operating circular" issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 12.7.

               (g) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to CLAUSE (a) above, Bank of America may, (i) upon 30 days' notice to Borrower and the Lenders, resign as LC Issuer and/or (ii) upon 30 days' notice to Borrower, terminate the Swing Line Subfacility. In the event of any such resignation as LC Issuer or termination of the Swing Line Subfacility, Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swing Line Lender hereunder, with the consent of such successor LC Issuer or successor Swing Line Lender, as the case may be; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as LC Issuer or the termination of the Swing Line Subfacility, as the case may be. Bank of America shall retain all the rights and obligations of LC Issuer hereunder with respect to all LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Exposure with respect thereto, including the right to require Lenders to fund participations pursuant to SECTION 2.3. If Bank of America terminates the Swing Line Subfacility, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to fund participations in outstanding Swing Line Loans pursuant to SECTION 2.2(c).

        12.5 AMENDMENTS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is:

               (a) Executed by Borrower, Administrative Agent, and the particular existing or new Lender if it purports (subject to SECTION 2.13) to increase that Lender's Commitment or add such new Lender as a new Lender pursuant to SECTION 2.13.


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
               (b) Executed by Borrower, Administrative Agent or LC Issuer (as the case may be), and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Loan Document or if it purports to (i) increase the Commitments of the Lenders (except increases in accordance with SECTION 2.13); (ii) reduce the principal of, or rate of interest on, any Revolving Loan; reduce any reimbursement obligation with respect to any LC; or reduce any Fees or other amounts payable hereunder; (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Revolving Loan, the payment of any reimbursement obligation with respect to any LC, the payment of any Fees or other amounts payable hereunder, or the termination of any Commitment; or (iv) change the percentage of the Commitments or of the aggregate Principal Debt, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

               (c) Otherwise (i) for this Agreement, executed by Borrower, Administrative Agent or LC Issuer (as the case may be), and Requisite Lenders or (ii) for other Loan Documents, approved in writing by Requisite Lenders and executed by Borrower, Administrative Agent or LC Issuer (as the case may be), and any other party to that Loan Document.

        12.6 NONLIABILITY OF AGENT AND LENDERS. The relationship between Borrower and the Lenders and Administrative Agent shall be solely that of borrower and lender. Administrative Agent and the Lenders shall have no fiduciary responsibilities to Borrower; and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any Lender, Borrower, or any Subsidiary. Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

        12.7 CONFIDENTIALITY. Each of Administrative Agent, LC Issuer, Swing Line Lender, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees, and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent, LC Issuer, Swing Line Lender, or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its affiliates. For the purposes of this Section, "INFORMATION" means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Administrative Agent, LC Issuer, Swing Line Lender, or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the

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case of information received from Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        12.8 INDEMNIFICATION.

               (A) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, ARRANGER, LC ISSUER, SWING LINE LENDER, AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION
        12.8 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ADMINISTRATIVE AGENT, ARRANGER, LC ISSUER, SWING LINE LENDER, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

               (B) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 12.8 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

        12.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

        12.10 GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE LAWS OF THE STATE OF NEW


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YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF
THE PARTIES TO THE LOAN DOCUMENTS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS.

        12.11 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

        12.12 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF BORROWER AND ITS SUBSIDIARIES, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER OR ANY OF ITS SUBSIDIARIES, ANY LENDER, AND/OR ADMINISTRATIVE AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND ITS SUBSIDIARIES, LENDERS, AND ADMINISTRATIVE AGENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

        12.13 CONSTRUCTION. Administrative Agent, Borrower, and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Administrative Agent, the other Agents, Borrower, and each Lender.

        12.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of Borrower and each Subsidiary under the Loan Documents shall remain in full force and effect until termination of the Commitments and payment in full of the Loans and of all interest, fees, and other amounts of the Obligations then due and owing (and termination or expiration of all outstanding LCs, if any, unless Administrative Agent shall otherwise consent with the approval of Requisite Lenders), except that SECTIONS 4, 11, and 12, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on the Obligations or any other amount payable by Borrower or its Subsidiaries under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such entity or otherwise, the obligations of such entity under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        12.15 RESTATEMENT OF EXISTING AGREEMENT. The parties hereto agree that, on the Effective Date, after all conditions precedent set forth in SECTION
5.1 have been satisfied or waived: (a) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension, and modification of the "Obligations" (as defined in the Existing Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising


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under) the promissory notes issued pursuant to the Existing Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Effective Date, marked "canceled and replaced," and, thereafter, delivered by Administrative Agent or each such Lender to Borrower; and (d) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the indebtedness under the Existing Agreement, all of which indebtedness shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein. On the Effective Date, (i) all outstanding Indebtedness under the Existing Agreement owed to any "Lender" that is not continuing as a Lender under this Agreement (each a "NON-CONTINUING LENDER") shall be repaid in full by Borrower and such Non-Continuing Lender's commitment under the Existing Agreement shall be terminated; (ii) with respect to Existing Lenders which are continuing as Lenders under this Agreement (the "CONTINUING LENDERS"), Administrative Agent shall make appropriate allocations and adjustments in the initial funding instructions to the Lenders to reflect the modifications effected by the Loan Documents to each Continuing Lender's Commitment and Commitment Percentage; and (iii) with respect to "Eurodollar Loans" under the Existing Agreement, each Continuing Lender hereby waives, effective as of the Effective Date, any loss, cost, or expense incurred as a result of the amendment and restatement of such Existing Agreement.


                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGES FOLLOW.



                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    ALLIED CAPITAL CORPORATION



                                    By: /s/ Kelly A. Anderson
                                        ---------------------
                                    Name:   Kelly A. Anderson
                                    Title:  Executive Vice President & Treasurer



















                                Signature Page to
                  Second Amended and Restated Credit Agreement

      Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and as a Lender



                                        By: /s/ Shelly K. Harper
                                            --------------------
                                                Shelly K. Harper, Principal




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

        Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                         BRANCH BANKING & TRUST CO., as a Lender



                                         By: /s/ Cory P. Boyte
                                             -----------------
                                         Name:   Cory P. Boyte
                                         Title:  Vice President




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

   Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                           CHEVY CHASE BANK, F.S.B., as a Lender



                                           By: /s/ Robert R. Hoffmann
                                               ----------------------
                                           Name:   Robert R. Hoffmann
                                           Title:  Vice President



















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                           CREDIT LYONNAIS NEW YORK BRANCH, as a
                                           Lender



                                           By: /s/ Sebastian Rocco
                                               -------------------
                                           Name:   Sebastian Rocco
                                           Title:  Senior Vice President




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

        Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                         CREDIT SUISSE FIRST BOSTON, as a Lender



                                         By: /s/ Jay Chall
                                             -------------
                                         Name:   Jay Chall
                                         Title:  Director


                                         By: /s/ Andrea E. Shkane
                                             --------------------
                                         Name:   Andrea E. Shkane
                                         Title:  Vice President



















                                Signature Page to
                  Second Amended and Restated Credit Agreement

      Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                             DEUTSCHE  BANK AG, NEW YORK BRANCH,
                                             as a Lender



                                             By: /s/ Gayma Z. Shivnarain
                                                 -----------------------
                                             Name:   Gayma Z. Shivnarain
                                             Title:  Director


                                             By: /s/ Elizabeth Zieglmeier
                                                 ------------------------
                                             Name:   Elizabeth Zieglmeier
                                             Title:  Managing Director



















                                Signature Page to
                  Second Amended and Restated Credit Agreement

               Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                          FIRST UNION NATIONAL BANK, as a Lender



                                           By: /s/ Jane W. Workman
                                               -------------------
                                           Name:   Jane W. Workman
                                           Title:  Senior Vice President



















                                Signature Page to
                  Second Amended and Restated Credit Agreement

      Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                          FIRSTAR BANK, NATIONAL ASSOCIATION, as
                                          a Lender



                                           By: /s/ David F. Hughes
                                               -------------------
                                           Name:   David F. Hughes
                                           Title:  Vice President




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                                     FIRSTRUST BANK, as a Lender



                                                      By: /s/ John Hollingsworth
                                                          ----------------------
                                                      Name:   John Hollingsworth
                                                      Title:  Vice President




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                               FLEET NATIONAL BANK., as a Lender



                                               By: /s/ Robert T. P. Storer
                                                   -----------------------
                                               Name:   Robert T. P. Storer
                                               Title:  Managing   Director




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                           LASALLE BANK NATIONAL ASSOCIATION, as
                                           a Lender



                                                By: /s/ Daniel Garces
                                                    -----------------
                                                Name:   Daniel Garces
                                                Title:  AVP




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                                 MERCANTILE-SAFE DEPOSIT & TRUST
                                                 COMPANY, as a Lender



                                                 By: /s/ James D. Witty
                                                     ------------------
                                                 Name:   James D. Witty
                                                 Title:  Senior Vice President




















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                                   RIGGS BANK N.A., as a Lender



                                                    By: /s/ David H. Olson
                                                        ------------------
                                                    Name:   David H. Olson
                                                    Title:  Group Vice President





















                                Signature Page to
                  Second Amended and Restated Credit Agreement

            Signature Page to that certain Second Amended and Restated Credit Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                                     SOVEREIGN BANK, as a Lender



                                                     By: /s/ John Baer
                                                         -------------
                                                     Name:   John Baer
                                                     Title:  Vice President



















                                Signature Page to
                  Second Amended and Restated Credit Agreement